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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
The Coca-Cola Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ATLANTA, GEORGIA

E. NEVILLE ISDELL
CHAIRMAN OF THE BOARD
                      AND
CHIEF EXECUTIVE OFFICER

March 10, 2006

Dear Shareowner:

        I would like to extend a personal invitation for you to join us at our Annual Meeting of Shareowners on Wednesday, April 19, 2006, at 10:30 a.m. at the Hotel du Pont, in Wilmington, Delaware.

        At this year's meeting, you will vote on the election of eleven Directors, ratification of Ernst & Young LLP's appointment as independent auditors, approval of an amendment to the 1989 Restricted Stock Award Plan of The Coca-Cola Company and five proposals of shareowners.

        Attached you will find a notice of meeting and proxy statement that contains further information about these items and the meeting itself, including:

  •
  how to obtain an admission card, if you plan to attend, and

  •
  different methods you can use to vote your proxy, including the telephone and Internet.

        If you are unable to attend the meeting in person, you may view the meeting on the web. Instructions on how to view the live webcast are set forth in the accompanying proxy statement. You cannot record your vote on this website.

        Your vote is important to us and to our business. I encourage you to sign and return your proxy card, or use telephone or Internet voting prior to the meeting, so that your shares will be represented and voted at the meeting even if you cannot attend.

        I hope to see you in Wilmington.

E. NEVILLE ISDELL

NOTICE OF ANNUAL MEETING OF SHAREOWNERS

TO THE OWNERS OF COMMON STOCK
OF THE COCA-COLA COMPANY

        The Annual Meeting of Shareowners of The Coca-Cola Company (the "Company") will be held at the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware 19801, on Wednesday, April 19, 2006, at 10:30 a.m., local time. The purposes of the meeting are:

  1.
  To elect eleven Directors to serve until the 2007 Annual Meeting of Shareowners,

  2.
  To ratify the appointment of Ernst & Young LLP as independent auditors of the Company to serve for the 2006 fiscal year,

  3.
  To approve an amendment to the 1989 Restricted Stock Award Plan of The Coca-Cola Company,

  4.
  To vote on five proposals submitted by shareowners if properly presented at the meeting, and

  5.
  To transact such other business as may properly come before the meeting and at any adjournments or postponements of the meeting.

        The Board of Directors set February 21, 2006 as the record date for the meeting. This means that owners of record of shares of Common Stock of the Company at the close of business on that date are entitled to:

  •
  receive this notice of the meeting, and

  •
  vote at the meeting and any adjournments or postponements of the meeting.

        We will make available a list of shareowners as of the close of business on February 21, 2006 for inspection by shareowners during normal business hours from April 8 through April 18, 2006 at the Company's principal place of business, One Coca-Cola Plaza, Atlanta, Georgia 30313. This list also will be available to shareowners at the meeting.

By Order of the Board of Directors
CAROL CROFOOT HAYES Associate General Counsel and Secretary

Atlanta, Georgia
March 10, 2006

We urge each shareowner to promptly sign and return the enclosed proxy card or to use telephone or Internet voting. See our questions and answers about the meeting and voting section for information about voting by telephone or Internet, how to revoke a proxy, and how to vote shares in person.

TABLE OF CONTENTS

PROXY STATEMENT	1
QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING	2
ELECTION OF DIRECTORS	7
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION	25
EXECUTIVE COMPENSATION	30
CERTAIN INVESTEE COMPANIES	44
REPORT OF THE AUDIT COMMITTEE	45
RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS	48
APPROVAL OF AN AMENDMENT TO THE 1989 RESTRICTED STOCK AWARD PLAN OF THE COCA-COLA COMPANY	50
PROPOSALS OF SHAREOWNERS	54
QUESTIONS AND ANSWERS ABOUT COMMUNICATIONS, SHAREOWNER PROPOSALS AND COMPANY DOCUMENTS	66
OTHER INFORMATION	67
ANNEX I—AUDIT COMMITTEE CHARTER	I-1

THE COCA-COLA COMPANY
One Coca-Cola Plaza
Atlanta, Georgia 30313

March 10, 2006

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREOWNERS
TO BE HELD APRIL 19, 2006

        Our Board of Directors (the "Board") is furnishing you this proxy statement to solicit proxies on its behalf to be voted at the 2006 Annual Meeting of Shareowners of The Coca-Cola Company (the "Company"). The meeting will be held at the Hotel du Pont, Wilmington, Delaware, on April 19, 2006, at 10:30 a.m., local time. The proxies also may be voted at any adjournments or postponements of the meeting.

        The mailing address of our principal executive offices is The Coca-Cola Company, P.O. Box 1734, Atlanta, Georgia 30301. We are first sending the proxy materials to shareowners on March 10, 2006.

        All properly executed written proxies, and all properly completed proxies submitted by telephone or by the Internet, that are delivered pursuant to this solicitation will be voted at the meeting in accordance with the directions given in the proxy, unless the proxy is revoked prior to completion of voting at the meeting.

        Only owners of record of shares of Common Stock of the Company (the "Common Stock") at the close of business on February 21, 2006, the record date, are entitled to notice of and to vote at the meeting, or at any adjournments or postponements of the meeting. Each owner of record on the record date is entitled to one vote for each share of Common Stock held. On February 21, 2006, there were 2,367,883,247 shares of Common Stock issued and outstanding.

QUESTIONS AND ANSWERS ABOUT
THE MEETING AND VOTING

1.
What is a proxy?

        It is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. We have designated three of our officers as proxies for the 2006 Annual Meeting of Shareowners. These three officers are Gary P. Fayard, Geoffrey J. Kelly and Cynthia P. McCague.

2.
What is a proxy statement?

        It is a document that Securities and Exchange Commission ("SEC") regulations require us to give you when we ask you to sign a proxy card designating Gary P. Fayard, Geoffrey J. Kelly and Cynthia P. McCague, as proxies to vote on your behalf.

3.
What is the difference between a shareowner of record and a shareowner who holds stock in street name?

        If your shares are registered in your name, you are a shareowner of record.

        If your shares are held in the name of your broker or bank, your shares are held in street name.

4.
How do I attend the meeting?

        If you are a shareowner of record, your admission card is attached to your proxy card. You will need to bring it with you to the meeting.

        If you own shares in street name, bring your most recent brokerage statement with you to the meeting. We can use that to verify your ownership of Common Stock and admit you to the meeting; however, you will not be able to vote your shares at the meeting without a legal proxy (described in question 5).

        You will also need to bring a photo ID to gain admission.

        Please note that cameras, sound or video recording equipment, cellular telephones, or other similar equipment, electronic devices, large bags, briefcases or packages will not be allowed in the meeting room.

5.
How can I vote at the meeting if I own shares in street name?

        You will need to ask your broker or bank for a legal proxy. You will need to bring the legal proxy with you to the meeting. You will not be able to vote your shares at the meeting without a legal proxy.

        Please note that if you request a legal proxy, any previously executed proxy will be revoked, and your vote will not be counted unless you appear at the meeting and vote in person or legally appoint another proxy to vote on your behalf.

        If you do not receive the legal proxy in time, you can follow the procedures described in question 4 to gain admission to the meeting.

6.
What shares are included on the proxy card?

        If you are a shareowner of record you will receive only one proxy card for all the shares of Common Stock you hold:

  •
  in certificate form;

  •
  in book-entry form;

  •
  in any Company benefit plan; and

  •
  in any Coca-Cola Enterprises Inc. ("Enterprises") benefit plan.

        If you hold shares in any Company benefit plan or Enterprises benefit plan and do not vote your shares or specify your voting instructions on your proxy card, the administrators of the benefit plans will vote your benefit plan shares in the same proportion as the shares for which voting instructions have been received. To allow sufficient time for voting by the administrators, your voting instructions must be received by April 16, 2006.

7.
How can I view the live webcast of the meeting?

        You can view the live webcast of the meeting by logging on to our website at www.coca-cola.com and clicking on "Investors" and then on the link to the webcast. An archived copy of the webcast will be available until May 19, 2006.

        We have included the website address for reference only. The information contained on our website is not incorporated by reference into this proxy statement.

8.
What different methods can I use to vote?

        By Written Proxy.    All shareowners of record can vote by written proxy card. If you are a street name holder, you will receive a written proxy card from your bank or broker.

        By Telephone or Internet.    All shareowners of record also can vote by touchtone telephone from the U.S. and Canada, using the toll-free telephone number on the proxy card, or through the Internet, using the procedures and instructions described on the proxy card. Street name holders may vote by telephone or through the Internet if their bank or broker makes those methods available, in which case the bank or broker will enclose the instructions with the proxy materials. The telephone and Internet voting procedures are designed to authenticate shareowners' identities, to allow shareowners to vote their shares, and to confirm that their instructions have been properly recorded.

        In Person.    All shareowners of record may vote in person at the meeting. Street name holders may vote in person at the meeting if they have a legal proxy, as described in question 5.

9.
What is the record date and what does it mean?

        The record date for the 2006 Annual Meeting of Shareowners is February 21, 2006. The record date is established by the Board as required by Delaware law. Owners of record of Common Stock at the close of business on the record date are entitled to:

  •
  receive notice of the meeting; and

  •
  vote at the meeting and any adjournments or postponements of the meeting.

10.
What can I do if I change my mind after I vote my shares?

        Shareowners can revoke a proxy prior to the completion of voting at the meeting by:

  •
  giving written notice to the Office of the Secretary of the Company;

  •
  delivering a later-dated proxy; or

  •
  voting in person at the meeting (unless you are a street name holder without a legal proxy, as described in question 5).

11.
Are votes confidential? Who counts the votes?

        We will continue our long-standing practice of holding the votes of all shareowners in confidence from Directors, officers and employees except:

  •
  as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company;

  •
  in case of a contested proxy solicitation;

  •
  if a shareowner makes a written comment on the proxy card or otherwise communicates his or her vote to management; or

  •
  to allow the independent inspectors of election to certify the results of the vote.

        We will also continue, as we have for many years, to retain an independent tabulator to receive and tabulate the proxies and independent inspectors of election to certify the results.

12.
What are my voting choices when voting for Director nominees, and what vote is needed to elect Directors?

        In the vote on the election of eleven Director nominees to serve until the 2007 Annual Meeting of Shareowners, shareowners may:

  •
  vote in favor of all nominees;

  •
  withhold votes as to all nominees; or

  •
  withhold votes as to specific nominees.

        Directors will be elected by a plurality vote.

        The Board recommends a vote FOR each of the nominees.

13.
What are my voting choices when voting on the ratification of the appointment of Ernst & Young LLP as independent auditors, and what vote is needed to ratify their appointment?

        In the vote on the ratification of the appointment of Ernst & Young LLP as independent auditors, shareowners may:

  •
  vote in favor of the ratification;

  •
  vote against the ratification; or

  •
  abstain from voting on the ratification.

        The proposal to ratify the appointment of Ernst & Young LLP as independent auditors will require approval by a majority of the votes cast by the holders of the shares of Common Stock voting in person or by proxy at the meeting.

        The Board recommends a vote FOR this proposal.

14.
What are my voting choices when voting on the approval of an amendment to the 1989 Restricted Stock Award Plan of The Coca-Cola Company, and what vote is needed to approve the amendment?

        In the vote on the approval of an amendment to the 1989 Restricted Stock Award Plan of The Coca-Cola Company (the "1989 Restricted Stock Plan"), shareowners may:

  •
  vote in favor of the amendment;

  •
  vote against the amendment; or

  •
  abstain from voting on the amendment.

        The proposal to approve an amendment to the 1989 Restricted Stock Plan will require approval by a majority of the votes cast by the holders of the shares of Common Stock voting in person or by proxy at the meeting.

        The Board recommends a vote FOR the proposal.

15.
What are my voting choices when voting on each shareowner proposal properly presented at the meeting, and what vote is needed to approve any of the shareowner proposals?

        A separate vote will be held on each of the five shareowner proposals that is properly presented at the meeting. In voting on each of the proposals, shareowners may:

  •
  vote in favor of the proposal;

  •
  vote against the proposal; or

  •
  abstain from voting on the proposal.

        In order to be approved, each shareowner proposal will require approval by a majority of the votes cast by the holders of the shares of Common Stock voting in person or by proxy at the meeting.

        The Board recommends a vote AGAINST each of the five shareowner proposals.

16.
What if I do not specify a choice for a matter when returning a proxy?

        Shareowners should specify their choice for each matter on the enclosed proxy. If no specific instructions are given, proxies which are signed and returned will be voted:

  •
  FOR the election of all Director nominees;

  •
  FOR the proposal to ratify the appointment of Ernst & Young LLP as independent auditors;

  •
  FOR the proposal to approve an amendment to the 1989 Restricted Stock Award Plan of The Coca-Cola Company; and

  •
  AGAINST each of the five shareowner proposals that is properly presented at the meeting.

17.
How are abstentions and broker non-votes counted?

        Abstentions and broker non-votes will not be included in vote totals and will not affect the outcome of the vote.

18.
Does the Company have a policy about Directors' attendance at the Annual Meeting of Shareowners?

        The Company does not have a policy about Directors' attendance at the Annual Meeting of Shareowners. All of the Directors, except one, attended the 2005 Annual Meeting of Shareowners.

19.
Can I access the Notice of Annual Meeting, Proxy Statement, Annual Report on Form 10-K and the Annual Review on the Internet?

        The Notice of Annual Meeting, Proxy Statement, Annual Report on Form 10-K for the year ended December 31, 2005 and the Annual Review, are available on our website at www.coca-cola.com. Instead of receiving future copies of our Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K by mail, most shareowners can elect to receive an e-mail that will provide electronic links to these documents. Opting to receive your proxy materials online will save us the cost of producing and mailing documents to your home or business, and also will give you an electronic link to the proxy voting site.

        Shareowners of Record.    If you vote on the Internet at www.investorvote.com/coca-cola, simply follow the prompts for enrolling in the electronic proxy delivery service. You also may enroll in the electronic proxy delivery service at any time in the future by going directly to www.eTreeUSA.com/coca-cola and following the enrollment instructions.

        Street Name Holders.    If you hold your shares in a bank or brokerage account, you also may have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your bank or broker regarding the availability of this service.

20.
How are proxies solicited and what is the cost?

        We bear all expenses incurred in connection with the solicitation of proxies. We have engaged D.F. King & Co. to assist with the solicitation of proxies for an estimated fee of $22,500 plus expenses. We will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of Common Stock.

        Our Directors, officers and employees may also solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities.

ELECTION OF DIRECTORS

(Item 1)

Board of Directors

        The Company's By-Laws provide for the annual election of Directors. The Company's By-Laws also provide that the number of Directors shall be determined by the Board. The Board set the number of Directors at eleven effective immediately prior to the 2007 Annual Meeting of Shareowners.

        The terms of Herbert A. Allen, Ronald W. Allen, Cathleen P. Black, Warren E. Buffett, Barry Diller, E. Neville Isdell, Donald R. Keough, Maria Elena Lagomasino, Donald F. McHenry, Sam Nunn, J. Pedro Reinhard, James D. Robinson III, Peter V. Ueberroth and James B. Williams will expire at the 2006 Annual Meeting of Shareowners.

        Mr. Buffett, Ms. Lagomasino and Mr. Reinhard have each announced that he or she will not stand for reelection.

        The Board has nominated each of Herbert A. Allen, Ronald W. Allen, Cathleen P. Black, Barry Diller, E. Neville Isdell, Donald R. Keough, Donald F. McHenry, Sam Nunn, James D. Robinson III, Peter V. Ueberroth and James B. Williams to stand for reelection and to hold office until our 2007 Annual Meeting of Shareowners and until his or her successor is elected and qualified.

        Mr. Buffett is Chairman of the Board and Chief Executive Officer of Berkshire Hathaway Inc., a diversified holding company, and has held these positions for more than the past five years. He is a Director of The Washington Post Company.

        Ms. Lagomasino is Chief Executive Officer of Asset Management Advisors, LLC, an affiliate of SunTrust Banks, Inc., a position she has held since November 2005. From September 2001 to March 2005, Ms. Lagomasino was Chairman and Chief Executive Officer of JPMorgan Private Bank, a unit of JPMorgan Chase & Co. Prior to assuming this position in September 2001, Ms. Lagomasino was Managing Director at the Chase Manhattan Bank in charge of its Global Private Banking Group. Ms. Lagomasino had been with the Chase Manhattan Bank since 1983 in various positions in private banking. Ms. Lagomasino is a director of Avon Products, Inc.

        Mr. Reinhard retired at the end of 2005 as Executive Vice President of The Dow Chemical Company, a company engaged in the manufacture and sale of chemicals, plastic materials, agricultural and other specialized products and services, and was its Chief Financial Officer until October 1, 2005, positions he had held for more than the past five years. He is a Director of The Dow Chemical Company, Dow Corning Corporation, Colgate-Palmolive Company, Royal Bank of Canada and Sigma-Aldrich Corporation.

        We have no reason to believe that any of the nominees will be unable or unwilling for good cause to serve if elected. However, if any nominee should become unable for any reason or unwilling for good cause to serve, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of Directors.

        The Board of Directors recommends a vote FOR the election of Herbert A. Allen, Ronald W. Allen, Cathleen P. Black, Barry Diller, E. Neville Isdell, Donald R. Keough, Donald F. McHenry, Sam Nunn, James D. Robinson III, Peter V. Ueberroth and James B. Williams.

HERBERT A. ALLEN                                            Director since 1982
                                                                                 Age 66

Mr. Allen is President and Chief Executive Officer and a Director of Allen & Company Incorporated, a privately held investment firm, and has held these positions for more than the past five years. Mr. Allen was a Managing Director of Allen & Company LLC, a privately held investment banking firm, from September 2002 to February 2003. He is a Director of Convera Corporation.

RONALD W. ALLEN                                              Director since 1991
                                                                                  Age 64

Mr. Allen was a consultant to and Advisory Director of Delta Air Lines, Inc., a major U.S. air transportation company, and held these positions from July 1997 through July 2005. Mr. Allen continues to serve as an Advisory Director. He retired as Delta's Chairman of the Board, President and Chief Executive Officer in July 1997, and had been its Chairman of the Board and Chief Executive Officer since 1987. He is a Director of Aaron Rents, Inc.

CATHLEEN P. BLACK                                           Director since 1993
                                                                                   Age 61

Ms. Black is President, Hearst Magazines, a unit of The Hearst Corporation, a major media and communications company, and has held this position since November 1995. Ms. Black has been a Director of The Hearst Corporation since January 1996. From May 1991 to November 1995, she served as President and Chief Executive Officer of Newspaper Association of America, a newspaper industry organization. She served as a Director of the Company from April 1990 to May 1991, and was again elected as a Director in October 1993. Ms. Black is a Director of International Business Machines Corporation and iVillage Inc.

BARRY DILLER                                                     Director since 2002
                                                                                  Age 64

Mr. Diller is Chairman of the Board and Chief Executive Officer of IAC/InterActiveCorp, an interactive commerce company. He is also Chairman and Senior Executive of Expedia, Inc., an online travel company. He has held his position with IAC/InterActiveCorp or its predecessors since August 1995. He was Chairman of the Board and Chief Executive Officer of QVC, Inc. from December 1992 through December 1994. From 1984 to 1992, Mr. Diller served as the Chairman of the Board and Chief Executive Officer of Fox, Inc. Prior to joining Fox, Inc., Mr. Diller served for ten years as Chairman of the Board and Chief Executive Officer of Paramount Pictures Corporation. He is a Director of The Washington Post Company.

E. NEVILLE ISDELL                                              Director since 2004
                                                                                  Age 62

Mr. Isdell is Chairman of the Board and Chief Executive Officer of the Company, and has held these positions since June 1, 2004. From January 2002 to May 2004, Mr. Isdell was an international consultant to the Company. He was Chief Executive Officer of Coca-Cola Hellenic Bottling Company S.A. from September 2000 to May 2001 and Vice Chairman from May 2001 to December 2001. He was Chairman and Chief Executive Officer of Coca-Cola Beverages Plc from July 1998 to September 2000. Mr. Isdell joined the Coca-Cola system in 1966 with a local bottling company in Zambia. He held a variety of positions prior to serving as Senior Vice President of the Company from January 1989 until February 1998. He also served as President of the Greater Europe Group from January 1995 to February 1998. He is a Director of SunTrust Banks, Inc.

DONALD R. KEOUGH                                           Director since 2004
                                                                                  Age 79

Mr. Keough is Chairman of the Board of Allen & Company Incorporated, a privately held investment firm, and has held this position for more than the past five years. Mr. Keough retired as President, Chief Operating Officer and a Director of the Company in April 1993. He is a Director of IAC/InterActiveCorp, Convera Corporation and Berkshire Hathaway Inc.

DONALD F. McHENRY                         Director since 1981
                                                                                Age 69

Mr. McHenry is Distinguished Professor in the Practice of Diplomacy and International Affairs at the School of Foreign Service, Georgetown University, and a principal owner and President of The IRC Group, LLC, a Washington, D.C. consulting firm. He has held these positions for more than the past five years. He is a Director of International Paper Company.

SAM NUNN                                                           Director since 1997
                                                                                Age 67

Mr. Nunn is Co-Chairman and Chief Executive Officer of the Nuclear Threat Initiative, a position he has held since 2001. The Nuclear Threat Initiative is a charitable organization working to reduce the global threats from nuclear, biological and chemical weapons. Mr. Nunn was a partner in the law firm of King & Spalding from 1997 to December 2003. He served as a member of the United States Senate from 1972 through 1996. He is a Director of Chevron Corporation, Dell Inc., General Electric Company and Internet Security Systems, Inc.

JAMES D. ROBINSON III                                    Director since 1975
                                                                                Age 70

Mr. Robinson is General Partner of RRE Ventures, a private information technology-focused venture capital firm, and has held this position since 1994. He is also President of JD Robinson, Inc., a strategic advisory firm and the non-executive Chairman of the Board of Bristol-Myers Squibb Company. He previously served as Chairman and Chief Executive Officer of American Express Company from 1977 to 1993. Mr. Robinson is also a Director of First Data Corporation and Novell, Inc.

PETER V. UEBERROTH                                      Director since 1986
                                                                                Age 68

Mr. Ueberroth is an investor and Chairman of the Contrarian Group, Inc., a business management company, and has held this position since 1989. He is the non-executive Co-Chairman of Pebble Beach Company and the non-executive Chairman of Ambassadors International, Inc. Mr. Ueberroth is also a Director of Adecco SA and Hilton Hotels Corporation.

JAMES B. WILLIAMS                                          Director since 1979
                                                                                Age 72

Mr. Williams retired in March 1998 as Chairman of the Board and Chief Executive Officer of SunTrust Banks, Inc., a bank holding company, which positions he had held for more than five years. He is a Director of Genuine Parts Company, Marine Products Corporation, Rollins, Inc. and RPC, Inc.

Ownership of Equity Securities in the Company

        The following table sets forth information regarding beneficial ownership of Common Stock by each Director, each individual named in the Summary Compensation Table on page 30, and our Directors and executive officers as a group, all as of February 21, 2006.

Name	Aggregate Number of Shares Beneficially Owned		Percent of Outstanding Shares[20]
Herbert A. Allen	8,652,151	[1]		*
Ronald W. Allen	24,690	[2]		*
Cathleen P. Black	35,707	[3]		*
Warren E. Buffett	200,024,438	[4]	8.45%
Barry Diller	11,841	[5]		*
Donald R. Keough	5,140,521	[6]		*
Maria Elena Lagomasino	8,501	[7]		*
Donald F. McHenry	41,051	[8]		*
Sam Nunn	21,639	[9]		*
J. Pedro Reinhard	6,746	[10]		*
James D. Robinson III	97,461	[11]		*
Peter V. Ueberroth	98,118	[12]		*
James B. Williams	104,199,943	[13]	4.40%
E. Neville Isdell	776,566	[14]		*
Gary P. Fayard	819,920	[15]		*
Irial Finan	62,750	[16]		*
Mary E. Minnick	607,140	[17]		*
José Octavio Reyes	463,697	[18]		*
All Directors and Executive Officers as a Group (28 Persons)	323,024,690	[19]	13.61%

        * Less than 1% of issued and outstanding shares of Common Stock.

        1 Includes 2,347,920 shares held by Allen & Company Incorporated ("ACI") and 13,773 share units credited under the Deferred Compensation Plan for Non-Employee Directors (the "Director Deferred Compensation Plan"). Also includes 10,400 shares held by Allen Capital International L.P., 14,007 shares held by Allen Capital L.P. and 266,051 shares held by Allen Capital II, L.P.; Mr. Allen exercises no investment discretion or control over and has disclaimed beneficial ownership of such shares.

        2 Includes 2,000 shares held by Mr. Allen's wife; Mr. Allen has disclaimed beneficial ownership of such shares. Also includes 12,690 share units credited under the Director Deferred Compensation Plan.

        3 Includes 10,200 shares jointly held with Ms. Black's husband. Also includes 25,507 share units credited under the Director Deferred Compensation Plan.

        4 Includes 200,000,000 shares held indirectly through subsidiaries of Berkshire Hathaway Inc., the capital stock of which is owned 30.8% by Mr. Buffett and 1.5% by the Estate of Susan Buffett of

which Mr. Buffett is executor but with respect to which Mr. Buffett disclaims any beneficial ownership. Also includes 24,438 share units credited under the Director Deferred Compensation Plan.

        5 Includes 10,841 share units credited under the Director Deferred Compensation Plan.

        6 Includes 6,000 shares held by a trust of which a management company in which Mr. Keough holds a significant interest is the trustee. Also includes 131,000 shares held by a foundation of which he is one of eight trustees. Mr. Keough disclaims beneficial ownership of these 137,000 shares. Also includes 3,521 share units credited under the Director Deferred Compensation Plan.

        7 Includes 4,801 share units credited under the Director Deferred Compensation Plan.

        8 Includes 464 shares held by Mr. McHenry's grandchildren. Also includes 15,194 share units credited under the Director Deferred Compensation Plan.

        9 Includes 20,639 share units credited under the Director Deferred Compensation Plan.

        10 Includes 5,546 share units credited under the Director Deferred Compensation Plan.

        11 Includes 44,800 shares held by a trust of which Mr. Robinson is a co-trustee. Also includes 20,434 share units credited under the Director Deferred Compensation Plan. Does not include 2,462,000 shares held by a trust of which Mr. Robinson is a beneficiary.

        12 Includes 22,000 shares held by a trust of which Mr. Ueberroth is one of two trustees and a beneficiary, 10,000 shares held by his wife and 8,000 shares held by a foundation of which he is one of six Directors. Also includes 37,118 share units credited under the Director Deferred Compensation Plan.

        13 Includes 88,321,527 shares held by four foundations of which Mr. Williams is, in all cases, one of five trustees, and 15,786,700 shares held by a foundation of which he is one of three trustees. Also includes 41,716 share units credited under the Director Deferred Compensation Plan.

        14 Includes 4,646 shares credited to Mr. Isdell's accounts under The Coca-Cola Company Thrift & Investment Plan (the "Thrift Plan"), 140,000 shares which are subject to transfer restrictions, and 3,492 share units credited to his account under the thrift portion of The Coca-Cola Company Supplemental Benefit Plan (the "Supplemental Plan"). Also includes 432,673 shares which may be acquired upon the exercise of options which are presently exercisable or which will become exercisable on or before April 28, 2006.

        15 Includes 4,765 shares credited to Mr. Fayard's accounts under the Thrift Plan, 14,000 shares which are subject to transfer restrictions, 50,000 shares which are subject to performance criteria, and 4,091 share units credited to his account under the thrift portion of the Supplemental Plan. Also includes 718,750 shares which may be acquired upon the exercise of options which are presently exercisable or which will become exercisable on or before April 28, 2006.

        16 Includes 175 share units credited to Mr. Finan's account under The Coca-Cola Export Corporation International Thrift Plan (the "International Thrift Plan"). Also includes 55,500 shares which may be acquired upon the exercise of options which are presently exercisable or which will become exercisable on or before April 28, 2006.

        17 Includes 18,353 shares credited to Ms. Minnick's accounts under the Thrift Plan, 50,000 shares which are subject to performance criteria, and 4,480 share units credited to her account under the thrift portion of the Supplemental Plan. Also includes 477,820 shares which may be acquired upon the exercise of options which are presently exercisable or which will become exercisable on or before April 28, 2006.

        18 Includes 44,853 shares held by a trust in which Mr. Reyes has an indirect beneficial interest. Also includes 734 share units credited to Mr. Reyes' account under the International Thrift Plan. Also includes 418,110 shares which may be acquired upon the exercise of options which are presently exercisable or which will become exercisable on or before April 28, 2006.

        19 Includes 236,218 share units credited under the Director Deferred Compensation Plan, 154,000 shares which are subject to transfer restrictions, 188,000 shares which are subject to performance criteria, 3,703,999 shares which may be acquired upon the exercise of options which are presently exercisable or which will become exercisable on or before April 28, 2006, 82,840 shares credited to accounts under the Thrift Plan, 6,122 share units credited to accounts under the International Thrift Plan and 23,950 share units credited to accounts under the thrift portion of the Supplemental Plan.

        20 Share units credited under the Director Deferred Compensation Plan, the International Thrift Plan and the thrift portion of the Supplemental Plan are not counted as outstanding shares in calculating these percentages.

Section 16(a) Beneficial Ownership Reporting Compliance

        Executive officers, Directors and certain persons who own more than ten percent of the Common Stock are required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and related regulations:

  •
  to file reports of their ownership of Common Stock with the SEC and the New York Stock Exchange (the "Exchange"), and

  •
  to furnish us with copies of the reports.

        We received written representations from each such person who did not file an annual report with the SEC on Form 5 that no Form 5 was due. Based on our review of the reports and representations, we believe that all required Section 16(a) reports were timely filed in 2005.

Principal Shareowners

        Set forth in the table below is information as of December 31, 2005 about persons we know to be the beneficial owners of more than five percent of the issued and outstanding Common Stock:

Name and Address	Number of Shares Beneficially Owned	Percent of Class as of December 31, 2005
Berkshire Hathaway Inc.[1] 440 Kiewit Plaza Omaha, Nebraska 68131	200,000,000	8.44%

        1 Berkshire Hathaway Inc. ("Berkshire Hathaway"), a diversified holding company, has informed the Company that, as of December 31, 2005, certain of its subsidiaries held an aggregate of 200,000,000 shares of Common Stock. The capital stock of Berkshire Hathaway is beneficially owned 30.8% by Warren E. Buffett, one of our Directors, and 1.5% by the Estate of Susan Buffett of which Mr. Buffett is executor but with respect to which Mr. Buffett disclaims any beneficial ownership. These 200,000,000 shares of Common Stock are included in the share ownership of Mr. Buffett disclosed in the table of beneficial ownership of securities on page 12.

Information About the Board of Directors and Corporate Governance

        The Board is elected by the shareowners to oversee their interest in the long-term health and the overall success of the business and its financial strength. The Board serves as the ultimate decision-making body of the Company, except for those matters reserved to or shared with the shareowners. The Board selects and oversees the members of senior management, who are charged by the Board with conducting the business of the Company.

        The Committee on Directors and Corporate Governance periodically reviews and assesses the Company's corporate governance policies.

        The Chairman of the Committee on Directors and Corporate Governance presides at all meetings of non-management Directors, as well as all meetings of independent Directors. These meetings of non-management Directors include the evaluation of the Chief Executive Officer and are held on a regular basis. The Committee on Directors and Corporate Governance leads the Board's process of Board and Committee evaluation and carefully examines the performance and qualifications of each incumbent Director before deciding whether to recommend him or her to the Board for renomination.

  Independence Determination

        To be considered independent:

  •
  the Director must meet the bright-line independence standards under the listing standards of the Exchange, and

  •
  the Board must affirmatively determine that the Director otherwise has no material relationship with the Company, directly, or as an officer, shareowner or partner of an organization that has a relationship with the Company.

        In making independence determinations, the Board observes all criteria for independence established by the SEC, the Exchange and other governing laws and regulations.

        The Company has adopted categorical standards which provide that the following will not be considered material relationships that would impact a Director's independence:

  •
  the Director is an executive officer or employee or any member of his or her immediate family is an executive officer of any other organization that does business with the Company and the annual sales to, or purchases from, the Company are less than $1 million or 1% of the consolidated gross revenues of such organization, whichever is more;

  •
  the Director or any member of his or her immediate family is an executive officer of any other organization which is indebted to the Company, or to which the Company is indebted, and the total amount of either company's indebtedness to the other is less than $1 million or 1% of the total consolidated assets of the organization on which the Director or any member of his or her immediate family serves as an executive officer, whichever is more;

  •
  the Director is a director or trustee, but not an executive officer, or any member of his or her immediate family is a director, trustee or employee, but not an executive officer, of any other organization (other than the Company's outside auditing firm) that does business with, or receives donations from, the Company;

  •
  the Director or any member of his or her immediate family holds a less than 10% interest in any other organization that has a relationship with the Company; or

  •
  the Director or any member of his or her immediate family serves as an executive officer of a charitable or educational organization which receives contributions from the Company in a single fiscal year of less than $1 million or 2% of that organization's consolidated gross revenues, whichever is more.

        In its annual review of Director independence, the Board considers all commercial, banking, consulting, legal, accounting, charitable or other business relationships any Director may have with the Company. As a result of its annual review, the Board has determined that none of the following Directors has a material relationship with the Company and, as a result, such Directors are determined to be independent: Ronald W. Allen, Cathleen P. Black, Warren E. Buffett, Barry Diller, Maria Elena Lagomasino, Donald F. McHenry, Sam Nunn, J. Pedro Reinhard, James D. Robinson III, Peter V. Ueberroth and James B. Williams. None of the Directors who were determined to be independent had any relationships that were outside the categorical standards identified above.

        The relationships between the Company and Berkshire Hathaway are described on page 23. Mr. Buffett is Chairman and Chief Executive Officer and the major shareowner of Berkshire Hathaway. Although some of the amounts involved in transactions between the Company and entities in which Berkshire Hathaway has a controlling or equity interest are substantial, in the aggregate they represent less than 1% of the consolidated gross revenues of Berkshire Hathaway. As of February 21, 2006, Berkshire Hathaway, through its subsidiaries, owned 200,000,000 shares of Common Stock with a market value of approximately $8.37 billion. The Board of Directors has determined that the relationships with companies in which Mr. Buffett holds an indirect interest are not material given the size of the gross revenues of Berkshire Hathaway and Mr. Buffett's substantial indirect ownership in the Company. The Board also considered the fact that the Company's relationships with International Dairy Queen, Inc., McLane Company, Inc., Moody's Corporation and American Express Company were in existence prior to Mr. Buffett's acquiring his indirect interests. These relationships are on comparable terms with other similar relationships the Company has with entities not affiliated with Mr. Buffett.

        The indirect relationship between the Company and James D. Robinson III is described on page 24. The Board of Directors has determined that this relationship is not material given the indirect nature of his daughter-in-law's interest and the fact that the Company's business relationship with the Delaware North Companies, Inc. ("Delaware North") has been in existence for over 75 years.

        The independent Directors, who constitute a majority of the Board of Directors, are also identified by an asterisk on the next table. Even though they are not currently determined to be independent, Messrs. Allen and Keough have contributed greatly to the Board of Directors and the Company through their wealth of experience, expertise and judgment.

  The Board and Board Committees

        In 2005, the Board of Directors held six meetings and Committees of the Board of Directors held a total of 30 meetings. Overall attendance at such meetings was 98%. Each Director attended more than 75% of the aggregate of all meetings of the Board of Directors and the Committees on which he or she served during 2005.

        The Board of Directors has an Audit Committee, a Compensation Committee, a Committee on Directors and Corporate Governance, an Executive Committee, a Finance Committee, a Management Development Committee and a Public Issues and Diversity Review Committee. The Board of Directors has adopted a written charter for each of these Committees. The full text of each Committee charter and the Company's Corporate Governance Guidelines are available on the Company's website located at www.coca-cola.com. Additionally, a copy of the Audit Committee Charter is attached hereto as Annex I.

        The following table describes the current members of each of the Committees and the number of meetings held during 2005.

	AUDIT	COMPENSATION	DIRECTORS AND CORPORATE GOVERNANCE	EXECUTIVE	FINANCE	MANAGEMENT DEVELOPMENT	PUBLIC ISSUES AND DIVERSITY REVIEW

Herbert A. Allen				X	X	X
Ronald W. Allen*	X						X
Cathleen P. Black*		Chair					X
Warren E. Buffett*	X			X	X
Barry Diller*			X		X	X
E. Neville Isdell				Chair
Donald R. Keough						Chair	X
Maria Elena Lagomasino*		X	X
Donald F. McHenry*			X				Chair
Sam Nunn*		X			X
J. Pedro Reinhard*	X
James D. Robinson III*		X	Chair			X
Peter V. Ueberroth*	Chair
James B. Williams*				X	Chair	X
Number of Meetings	7	7	4	0	5	3	4

*  Independent Directors.

  The Audit Committee

        Under the terms of its charter, the Audit Committee represents and assists the Board in fulfilling its oversight responsibility relating to the integrity of the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, the Company's compliance with legal and regulatory requirements and its ethics program, the independent auditors' qualifications and independence, the performance of the Company's internal audit function and the performance of its independent auditors. In fulfilling its duties, the Audit Committee, among other things, shall:

  •
  have the sole authority and responsibility to hire, evaluate and, where appropriate, replace the independent auditors;

  •
  meet and review with management and the independent auditors the interim financial statements and the Company's disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations prior to the filing of the Company's Quarterly Reports on Form 10-Q;

  •
  meet and review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareowners) including (a) their judgment about the quality, not just acceptability, of the Company's accounting principles, including significant financial reporting issues and judgments made in connection with the preparation of the financial statements; (b) the clarity of the disclosures in the financial statements; and (c) the Company's disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations, including critical accounting policies;

  •
  review and discuss with management, the internal auditors and the independent auditors the Company's policies with respect to risk assessment and risk management;

  •
  review and discuss with management, the internal auditors and the independent auditors the Company's internal controls, the results of the internal audit program, and the Company's disclosure controls and procedures, and quarterly assessment of such controls and procedures;

  •
  establish procedures for handling complaints regarding accounting, internal accounting controls and auditing matters, including procedures for confidential, anonymous submission of concerns by employees regarding accounting and auditing matters; and

  •
  review and discuss with management, the internal auditors and the independent auditors the overall adequacy and effectiveness of the Company's legal, regulatory and ethical compliance programs.

        Each member of the Audit Committee meets the independence requirements of the Exchange, the 1934 Act and the Company's Corporate Governance Guidelines. Each member of the Audit Committee is financially literate, knowledgeable and qualified to review financial statements. The "audit committee financial expert" designated by the Board is Peter V. Ueberroth.

  The Compensation Committee

        Under the terms of its charter, the Compensation Committee has overall responsibility for evaluating and approving the officer and executive compensation plans, policies and programs of the Company. In fulfilling its duties, the Compensation Committee, among other things, shall:

  •
  review and approve all corporate goals and objectives relevant to the compensation of the Chief Executive Officer;

  •
  evaluate the performance of the Chief Executive Officer in light of approved corporate goals, performance goals and objectives;

  •
  review and approve compensation of the Chief Executive Officer, other elected officers and all key senior executives based on their evaluations;

  •
  review and approve any employment agreements, severance arrangements, retirement arrangements, change in control agreements/provisions, and any special or supplemental benefits for each officer and key executive of the Company;

  •
  approve, modify or amend all non-equity plans designed and intended to provide compensation primarily for officers and key executives of the Company;

  •
  make recommendations to the Board of Directors regarding adoption of equity plans; and

  •
  administer, modify or amend the stock option plans and restricted stock plans.

        Each member of the Compensation Committee meets the independence requirements of the Exchange, the Internal Revenue Code of 1986, as amended (the "Code"), and the Company's Corporate Governance Guidelines.

  The Committee on Directors and Corporate Governance

        Under the terms of its charter, the Committee on Directors and Corporate Governance is responsible for considering and making recommendations concerning the function and needs of the Board, and the review and development of corporate governance guidelines. In fulfilling its duties, the Committee on Directors and Corporate Governance, among other things, shall:

  •
  seek individuals qualified to be Board members consistent with criteria established by the Board including evaluating persons suggested by shareowners or others;

  •
  recommend to the Board director nominees for the next annual meeting of shareowners;

  •
  oversee the evaluation of the Board and management;

  •
  consider issues involving related party transactions with Directors and similar issues; and

  •
  review and recommend all matters pertaining to fees and retainers paid to Directors.

        The Chairman of the Committee on Directors and Corporate Governance presides at all meetings of non-management Directors, including the meeting in which the Chief Executive Officer's performance is evaluated, and at all meetings of independent Directors. The current Chairman of the Committee on Directors and Corporate Governance is James D. Robinson III.

        Each member of the Committee on Directors and Corporate Governance meets the independence requirements of the Exchange and the Company's Corporate Governance Guidelines.

  The Finance Committee

        Under the terms of its charter, the Finance Committee is appointed to assist the Board in discharging its responsibilities relating to oversight of the Company's financial affairs. In fulfilling its duties, the Finance Committee, among other things, shall:

  •
  formulate and recommend for approval to the Board the financial policies of the Company;

  •
  maintain oversight of the budget and financial operations of the Company;

  •
  review and recommend capital expenditures to the Board;

  •
  evaluate the performance of and returns on approved capital expenditures; and

  •
  recommend dividend policy to the Board.

  The Public Issues and Diversity Review Committee

        Under the terms of its charter, the Public Issues and Diversity Review Committee aids the Board in discharging its responsibilities relating to public issues and diversity. In fulfilling its duties, the Public Issues and Diversity Review Committee, among other things, shall:

  •
  review the Company's policy and practice relating to significant public issues of concern to shareowners, the Company, the business community and the general public;

  •
  monitor the Company's progress towards its diversity goals, compliance with its responsibilities as an equal opportunity employer and compliance with any legal obligation arising out of employment discrimination class action litigation; and

  •
  review and recommend the Board's position on shareowner proposals in the annual proxy statement.

  The Executive Committee

        Under the terms of its charter, the Executive Committee has the authority to exercise the power and authority of the Board between meetings, except the powers reserved for the Board or the shareowners by the Delaware General Corporation Law.

  The Management Development Committee

        Under the terms of its charter, the Management Development Committee aids the Board in discharging its responsibilities relating to succession planning and oversight of talent development for senior positions.

  Director Compensation

        A Director who is also an officer does not receive any fee or remuneration for services as a member of the Board or of any Committee of the Board. During 2005, non-management Directors received an annual retainer fee of $125,000, of which $50,000 was paid in cash and $75,000 credited in share units to the account of each Director under the Director Deferred Compensation Plan. During 2005, non-management Directors also received a $1,000 fee for each Board or Committee meeting attended. The chairman of the Audit Committee received a committee chairman fee of $25,000 and the chairmen of the other committees each received a $3,000 committee chairman fee. The Company also provides its products to Directors. The total cost of Company products provided during 2005 was approximately $7,500.

        In addition to the required deferral of a portion of Director compensation into share units (as noted above), the Director Deferred Compensation Plan provides that non-management Directors may elect to defer receipt of all or part of the $50,000 cash portion of the retainer fee until date(s) no earlier than the year following the year in which they leave the Board. Under this plan, cash retainer fees may be deferred in share units or cash. Cash deferrals are credited with interest at the prime lending rate of SunTrust Bank. Share units accrue phantom dividends and appreciate (or depreciate) as would an actual share of Common Stock purchased on the deferral date. Both cash deferrals and share unit deferrals will be paid in cash in accordance with the terms of the Director Deferred Compensation Plan. Currently, all Directors who chose to defer all or a portion of the cash retainer defer in share units.

        In addition, the Company offers insurance benefits to non-management Directors, including $30,000 term life insurance for each Director, $100,000 group accidental death and dismemberment insurance and $200,000 group travel accident insurance coverage while traveling on Company business. The Company also offers medical and dental coverage. Costs to the Company for all these benefits for 2005 totaled $33,230.

        The following table sets forth the total compensation paid to each Director who is not an officer during 2005.

Name	Fees Paid in Cash ($)	Fees Paid in Deferred Share Units[1] ($)	Option Awards ($)	Non-Stock Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)

Herbert A. Allen	$64,000	$75,000	$0	$0	$4	[2]	$139,004
Ronald W. Allen	67,000	75,000	0	0	366	[3]	142,366
Cathleen P. Black	20,000	125,000	0	0	281	[3]	145,281
Warren E. Buffett	19,000	125,000	0	0	4	[2]	144,004
Barry Diller	15,000	125,000	0	0	303	[3]	140,303
Donald R. Keough	69,000	75,000	0	0	0		144,000
Maria Elena Lagomasino	67,000	75,000	0	0	189	[3]	142,189
Donald F. McHenry	64,000	75,000	0	0	663	[3]	139,663
Sam Nunn	16,000	125,000	0	0	10,498	[4]	151,498
J. Pedro Reinhard	38,000	100,000	0	0	258	[3]	138,258
James D. Robinson III	46,000	100,000	0	0	804	[3]	146,804
Peter V. Ueberroth	41,000	125,000	0	0	13,353	[5]	179,353
James B. Williams	17,000	125,000	0	0	9,309	[6]	151,309

        1 Includes the $75,000 retainer required to be paid in share units under the Director Deferred Compensation Plan. Also includes the part of the cash retainer that is deferred in share units at the election of the Director. The share units are paid in cash after the Director leaves the Board in accordance with the terms of the Director Deferred Compensation Plan.

        2 Represents the Company's cost for business travel accident insurance.

        3 Represents the Company's cost for benefits, including premiums for term life insurance, $18 for accidental death and dismemberment insurance and $4 for business travel accident insurance.

        4 Represents the Company's cost for benefits, including $488 for term life insurance, $8,741 for medical coverage, $1,247 for dental coverage, $18 for accidental death and dismemberment insurance and $4 for business travel accident insurance.

        5 Represents the Company's cost for benefits, including $541 for term life insurance, $8,741 for medical coverage, $1,247 for dental coverage, $18 for accidental death and dismemberment insurance and $4 for business travel accident insurance. Also includes $2,802 for taxes relating to travel on the Company plane by Mr. Ueberroth's spouse to a Company-sponsored event to which she was invited.

        6 Represents the Company's cost for benefits, including $969 for term life insurance, $7,071 for medical coverage, $1,247 for dental coverage, $18 for accidental death and dismemberment insurance and $4 for business travel accident insurance.

  Director Nominations

        The Committee on Directors and Corporate Governance will consider recommendations for directorships submitted by shareowners. Shareowners who wish the Committee on Directors and

Corporate Governance to consider their recommendations for nominees for the position of Director should submit their recommendations in writing to the Committee on Directors and Corporate Governance in care of the Office of the Secretary, The Coca-Cola Company, P.O. Box 1734, Atlanta, Georgia 30301. Recommendations by shareowners that are made in accordance with these procedures will receive the same consideration by the Committee on Directors and Corporate Governance as other suggested nominees.

        In its assessment of each potential candidate, the Committee on Directors and Corporate Governance will review the nominee's judgment, experience, independence, understanding of the Company's or other related industries and such other factors the Committee on Directors and Corporate Governance determines are pertinent in light of the current needs of the Board. Diversity of race, ethnicity, gender and age are factors in evaluating candidates for Board membership. The Committee on Directors and Corporate Governance will also take into account the ability of a Director to devote the time and effort necessary to fulfill his or her responsibilities to the Company.

        Nominees may be suggested by Directors, members of management, shareowners or, in some cases, by a third-party firm. In identifying and considering candidates for nomination to the Board, the Committee on Directors and Corporate Governance considers, in addition to the requirements set out in the Company's Corporate Governance Guidelines and its charter, quality of experience, the needs of the Company and the range of talent and experience already represented on the Board.

        The Committee on Directors and Corporate Governance sometimes uses the services of a third-party executive search firm to assist it in identifying and evaluating possible nominees for Director.

Certain Transactions and Relationships

  Herbert A. Allen

        Herbert A. Allen, one of our Directors, is President and Chief Executive Officer and a Director of Allen & Company Incorporated ("ACI") and a principal shareowner of ACI's parent. ACI is an indirect equity holder of Allen & Company LLC ("ACL"). ACI transferred its investment and financial advisory services business to ACL in September 2002.

        ACI has leased and subleased office space since 1977 in a building owned by one of our subsidiaries and located at 711 Fifth Avenue, New York, New York. In June 2005, ACI assigned the lease and sublease to ACL. In 2005, ACI and ACL collectively paid approximately $4.0 million in rent and related expenses and it is expected that ACL will pay a higher amount in 2006 as a result of a rent escalation clause included in the terms of the current lease. In the opinion of management, the terms of the lease, which was modified in 2002, are fair and reasonable and as favorable to the Company as those which could have been obtained from unrelated third parties at the time of the execution of the lease.

        In 2005, the Company paid ACL approximately $122,000 for out-of-pocket expenses incurred in connection with financial advisory services provided between September 2000 through October 2005. Also in 2005, the Company extended an agreement pursuant to which ACL will serve as financial advisor in connection with a potential transaction. No payments were made to ACL in connection with the extension. In the opinion of management, the terms of the financial advisory services arrangement are fair and reasonable and as favorable to the Company as those which could be obtained from unrelated third parties at the time of the execution of the arrangement.

  Warren E. Buffett and Berkshire Hathaway

        Warren E. Buffett, one of our Directors, is Chairman of the Board, Chief Executive Officer and the major shareowner of Berkshire Hathaway. Berkshire Hathaway is a significant shareowner of the Company. McLane Company, Inc. ("McLane") is a wholly owned subsidiary of Berkshire Hathaway. In 2005, McLane made payments totaling approximately $121.2 million to the Company to purchase fountain syrup and other products in the ordinary course of business. Also in 2005, McLane received from the Company approximately $7.4 million in agency commissions relating to the sale of the Company's products to customers in the ordinary course of business. McLane also received from the Company approximately $352,000 for advertising and marketing payments and other fees in the ordinary course of business. This business relationship was in place for many years prior to Berkshire Hathaway's acquisition of McLane in 2003 and is on terms similar to the Company's relationships with other customers.

        International Dairy Queen, Inc. ("IDQ") is a wholly owned subsidiary of Berkshire Hathaway. In 2005, IDQ and its subsidiaries made payments totaling approximately $2.0 million to the Company directly and through bottlers and other agents to purchase fountain syrup and other products in the ordinary course of business. Also in 2005, IDQ and its subsidiaries received promotional and marketing incentives for corporate and franchised stores totaling approximately $914,000 from the Company and its subsidiaries in the ordinary course of business. This business relationship was in place for many years prior to Berkshire Hathaway's acquisition of IDQ and is on terms substantially similar to the Company's relationships with other customers.

        FlightSafety International, Inc. ("FlightSafety") is also a wholly owned subsidiary of Berkshire Hathaway. In 2002, the Company entered into a four-year agreement with FlightSafety to provide pilot, flight attendant and mechanic training services to the Company. In 2005, the Company paid FlightSafety approximately $644,000 for providing these services to the Company in the ordinary course of business. In March 2006, the Company agreed to a new five-year agreement with FlightSafety to provide these services. In the opinion of management, the terms of the FlightSafety contracts are fair and reasonable and as favorable to the Company as those which could have been obtained from unrelated third parties at the time of the execution of the contracts.

        XTRA Corporation is a wholly owned subsidiary of Berkshire Hathaway. In 2005, the Company paid approximately $229,000 to XTRA Corporation for equipment leases of trailers used to transport and store product in the ordinary course of business. In the opinion of management, the terms of the lease are fair and reasonable and as favorable to the Company as those which could have been obtained from unrelated third parties at the time of the execution of the leases.

        Berkshire Hathaway holds a significant equity interest in Moody's Corporation, to which the Company paid fees of $179,500 in 2005 for rating our commercial paper programs and other services in the ordinary course of business. The relationship with Moody's Corporation is on terms substantially similar to the Company's relationships with similar companies.

        Berkshire Hathaway also holds a significant equity interest in American Express Company ("American Express"). In 2005, the Company paid fees for credit card memberships, gift cards, business travel and other services in the ordinary course of business to American Express or its subsidiaries.

  Donald R. Keough

        Donald R. Keough, one of our Directors, is Chairman of the Board of ACI. ACI is an indirect equity holder of ACL. The Company's transactions with ACI and ACL are described on page 22.

  James D. Robinson III

        A daughter-in-law of James D. Robinson III, one of our Directors, has an indirect minority equity interest in Delaware North. Pursuant to certain long-term agreements, the Company is the preferred beverage supplier for Delaware North. In addition, the Company has a sponsorship agreement with a subsidiary of Delaware North relating to the TD Banknorth Garden in Boston. In 2005, Delaware North and its subsidiaries made payments totaling approximately $4.0 million to the Company directly and through bottlers and other agents to purchase fountain syrups and other products in the ordinary course of business. Also, in 2005 the Company paid Delaware North and its subsidiaries approximately $2.0 million in marketing and sponsorship payments in the ordinary course of business. The Company has had a relationship with Delaware North for over 75 years. In the opinion of management, the terms of the agreements are fair and reasonable and as favorable to the Company as those which could have been obtained from unrelated third parties at the time of the execution of the agreements.

REPORT OF THE COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION

Background

        The Committee approves compensation to all senior executives, including but not limited to, executive officers and all elected officers of the Company. Our goal is to compensate executives in a way that reinforces decisions and actions which will drive long-term sustainable growth, which in turn leads to increased shareowner value. To achieve these goals we must attract, retain and motivate the right talent. We focus on long-term goals of the business and design rewards programs that recognize business achievements we believe are likely to promote sustainable growth. We combine this approach with an integrated performance management process that includes strategies, business planning, metrics, management routines, individual performance and rewards in order to link closely rewards to the interests of shareowners. The majority of compensation at the executive level is equity-based. We enlist the help of Towers Perrin, an independent consultant to the Compensation Committee. We do take into consideration external market practices, although they do not drive our strategy.

        Currently we use short-term compensation (salary and bonus) and long-term compensation (performance share units and stock options) to achieve our goal of driving sustainable growth. Each year we carefully determine the percentage mix of compensation vehicles we think will best achieve sustainable growth. This is not a mechanical process and we use our judgment and experience in determining the mix of compensation. We also inform ourselves of market practices. This report is intended to provide our philosophy and approach, rather than give specific details on all plans. That information can be found beginning on page 37.

        The Company's Manifesto for Growth establishes the operational framework for long-term sustainable growth and provides the foundation for the people of The Coca-Cola Company to move forward in a common direction. It lays out the framework that contributes to the strength of the whole, providing the direction that will make sustainable growth possible. We seek to align rewards programs with the overall goals of the Manifesto for Growth, which are:

  •
  People: Being a great place to work where people are inspired to be the best they can be.

  •
  Portfolio: Bringing to the world a portfolio of beverage brands that anticipate and satisfy people's desires and needs.

  •
  Profit: Maximizing return to shareowners while being mindful of our overall responsibilities.

  •
  Partners: Nurturing a winning network of partners and building mutual loyalty.

  •
  Planet: Being a responsible global citizen that makes a difference.

Short-Term Compensation

        Salary.    This element is important in attracting talent and provides a secure base of cash compensation. Increases are not preset and take into account the individual's performance, responsibilities, experience and the methods used to achieve results, as well as external market practices.

        Salary planning begins with a percentage guideline for increases, which is adjusted up or down for individual performance. The guidelines are set after considering competitive market data, affordability and current salary levels, as appropriate. At the end of the year, the CEO evaluates each executive's performance in light of individual objectives set in the beginning of the year. We rely to a large extent on the CEO's evaluations of each executive's performance.

        Annual Incentive.    The annual incentive plan awards are paid in cash and are reflected at the beginning of the year as a target percentage of base pay. Actual awards are based on financial and individual performance.

    •
    Financial Performance—Financial performance is determined at the end of the year based on actual business results versus preset business objectives. The final financial performance is reflected as a percentage. On-target performance would yield an award of 100% of the target set at the beginning of the year. The financial performance determines the total amount of dollars available for the incentive pool.

      Depending on the executive's responsibilities, performance is set and measured at the corporate level or a combination of corporate, operating group and/or division level, as appropriate. The final financial performance is reviewed by the Audit Committee and certified by the Controller.

    •
    Individual Performance—Individual performance is determined at the end of the year based on actual performance of the individual versus his or her preset objectives. The evaluation results in a Personal Performance Factor which is reflected as a percentage. On-target performance would yield a result of 100%. We may also take into account additional considerations that we deem fundamental.

          The actual Incentive Award is determined as follows:

          Base Pay × Annual Incentive Target % × Financial Performance % × Personal Performance Factor %

        Generally, we make awards within a range for expected performance levels determined by us at the beginning of the year. We carefully consider any exceptions. When deciding what measures to use at the start of a plan year and the target level of achievement of those measures, we carefully consider the state of the Company's business and what measures are most likely in present circumstances to lead to sustainable growth.

Long-Term Compensation

        This is the major portion of the total compensation package for executives and is an important retention tool. There are two types of long-term incentive compensation that we generally currently employ: stock options and performance share units. Usually an executive will receive one or both types of awards. We determine grant levels based on individual performance, potential and level of responsibility. We also consider history of past grants, time in current position and any change in responsibility. The eventual value actually received by an executive depends on Company performance and may be zero. We pay for performance, and if performance is not achieved the participant realizes no value.

        Stock Options.    The purpose of stock options is to provide equity compensation that provides value to executives when value is also created for the shareowners. Options are granted to a much larger employee population than are the performance share units that are discussed below. Stock options provide executives with equity ownership and participation in the appreciation of the value of Company stock.

        Approximately 6,400 employees received option awards in 2005. The named executive officers received option awards for 1,245,690 shares in 2005, or 3.7% of options awarded.

        With respect to prior grants of stock options and consistent with our pay for performance philosophy, Company executives have stock options at an exercise price which is higher than the stock price at the end of 2005. This means that they do not have significant realizable value on this key portion of their compensation package, since shareowners have not enjoyed appreciation in the stock price.

        Performance Share Units.    Performance share units provide an opportunity for an executive to receive restricted stock when certain performance criteria are met. We grant units tied to Company performance. Recently, the measure has been compound earnings per share growth. If requisite performance is achieved at the end of a three-year period, we award shares of restricted stock to the participant. The participant must stay employed by the Company for an additional two years before the restrictions will lapse. If an employee resigns or is terminated before the end of the five-year period, the award is forfeited, except in the case of retirement, death, disability or transfer to a Related Company (as defined in the 1989 Restricted Stock Plan). Additionally, during the additional two-year period, the participant would receive the shares in the event of a change in control.

        Approximately 59 executives received performance share units in 2005. The named executive officers received performance share unit awards for 284,740 units in 2005, or 34.1% of the performance share units awarded.

        Time-Based Restricted Stock.    Granting time-based restricted stock is not our usual practice. However, there are instances in which we believe this type of grant best serves shareowner interests in retaining key talent. We grant time-based restricted stock when it is particularly important that an executive be retained over a particular period or to make up for benefits lost at a prior employer in a hiring situation. In 2005, we granted 69,000 shares of time-based restricted stock (including a promise to grant restricted stock) to three employees for retention or make-whole reasons. One of these awards was to an executive and also contained minimal performance criteria.

        Forfeiture of Awards.    The five-year measurement period under prior performance-based restricted stock awards (which under prior practices received dividends during the measurement period) and a three-year measurement period under a prior cash plan ended in 2005. Failure to meet the targets resulted in the forfeiture by eight executives of 650,000 performance shares with a year-end value of $26,201,500. In addition, no payments were made under cash awards to 48 executives. The total target amount forfeited was $16,192,000.

Additional Information

        Benefits.    In the United States, executive benefits are determined by the same criteria applicable to the general employee population. Plans around the world may vary but all named executive officers receive only the benefits offered in the relevant broad-based plan. In general, benefits are designed to provide a safety net of protection against the financial catastrophes that can result from illness, disability or death, and to provide a reasonable level of retirement income based on years of service with the Company. Retirement benefits for executives are calculated on the same formula as is used in the applicable broad-based plan. Exceptions are rare and usually relate to the hiring of an executive at a senior level. In that case it is sometimes necessary to make up for retirement benefits lost at the prior employer, usually by adding years of service. The Company once had a plan applicable to only senior executives but has phased out that plan. There are no active employees participating.

        Tax Compliance Policy.    The Omnibus Budget Reconciliation Act of 1993 limits deductibility of certain compensation for the Chief Executive Officer and the four other executive officers who are highest paid and employed at year-end to $1 million per year. If certain conditions are met, compensation may be excluded from the $1 million limit. However, we have not designed compensation programs solely for tax purposes.

        The Company's shareowner-approved incentive plans, stock option plans and certain awards under the 1989 Restricted Stock Plan meet the conditions necessary for deductibility. However, we will continue to exercise discretion in those instances where the mechanistic approaches under tax laws would compromise the interests of shareowners in rewarding performance which increases the value of the Company.

        Ownership Guidelines.    We have established ownership guidelines for senior executives and monitor progress annually. Executives are required to receive the permission of the Company's General Counsel prior to entering into any transactions involving derivatives, other than the exercise of employee stock options. Permission is not granted for hedging transactions.

Compensation for the Chairman and Chief Executive Officer

        Mr. Isdell's first full year as CEO of the Company was 2005. In February 2006, we granted Mr. Isdell the following awards for his performance:

  •
  an annual incentive award of $4,500,000;

  •
  a stock option award of 900,000 shares; and

  •
  a performance share unit target award of 160,000 shares.

        Mr. Isdell's base compensation remains at $1,500,000 and has not been increased since his return to the Company. As the long-term growth of the Company improves and sustainable growth is restored, we will review his base compensation and make appropriate adjustments.

        In early 2005, this Committee, the Committee on Directors and Corporate Governance and the Board reviewed Mr. Isdell's goals for 2005. In December 2005, the Board reviewed Mr. Isdell's performance against those goals using projected 2005 results. In February 2006, we took into consideration the actual results. We decided on the above awards, after considering input by the full Board.

        A portion of Mr. Isdell's incentive was determined by the Company's meeting pre-established targets under the annual plan.

        We then determined the personal performance factor, the number of stock options and the target award of performance share units. In doing this we took into account that:

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  the Company met its internal performance targets for the fifth consecutive quarter; and

  •
  for the year, Mr. Isdell:

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  completed the Manifesto for Growth which establishes the framework for long-term sustainable growth;

  •
  personified the values of leadership and integrity in a culture where each employee is held accountable—values which are emphasized by the Manifesto for Growth;

  •
  developed with the Board of Directors a concrete strategy for the future;

  •
  significantly improved employee morale through his leadership;

  •
  reorganized the business to encourage innovation and to streamline the organization; and

    •
    installed a process for developing management talent and improving bench strength.

        All of the foregoing accomplishments have established a solid foundation for long-term sustainable growth.

Summary

        We design our policies to attract, retain and motivate the right talent to achieve objectives that will benefit shareowners over time. We look at peer companies to check our decisions but not as the driver of compensation levels. We will continue to evaluate and, as necessary, update our rewards programs. We will make sure that they are aligned to drive the expected business results which are focused on creating sustainable long-term growth. We will ensure that the programs continue to focus on the principle of pay-for-performance, are competitive and attract, retain and motivate the right talent. Through these principles, we will motivate executives to achieve the long-term sustainable growth of the Company. We invite shareowners to review the following tables for details of specific awards.

                          Cathleen P. Black, Chairman
                          Maria Elena Lagomasino
                          Sam Nunn
                          James D. Robinson III

EXECUTIVE COMPENSATION

        The following tables and footnotes discuss the compensation paid in 2005, 2004 and 2003 to our Chief Executive Officer and our four other most highly compensated executive officers.

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Securities Underlying Options/SAR Awards
					Restricted Stock Awards		LTIP Payout	All Other Compensation
Name and Principal Position		Salary (a)	Bonus (b)	Other Annual Compensation (c)
	Year				(d)	(e)	(f)	(g)
E. Neville Isdell[1] Chairman of the Board and Chief Executive Officer	2005 2004 2003	$1,500,000 875,000 —	$4,500,000 2,864,862 —	$360,076 296,281 —	$0 6,855,800 —	620,690 450,000 —	— — —	$130,946 26,250 —
Gary P. Fayard[2] Executive Vice President and Chief Financial Officer	2005 2004 2003	566,475 540,750 533,333	1,565,000 838,500 650,000	— — —	0 0 0	180,000 125,000 112,000	$0 374,634 0	47,769 35,723 36,250
Irial Finan[3] Executive Vice President and President, Bottling Investments	2005 2004 2003	587,937 239,583 —	1,189,000 498,700 —	— — —	0 0 —	140,000 222,000 —	— — —	7,403 0 —
Mary E. Minnick[4] Executive Vice President and President, Marketing, Strategy and Innovation	2005 2004 2003	594,825 570,625 558,333	1,200,800 744,500 589,875	61,121 — —	2,120,000 0 0	145,000 130,000 112,000	0 345,735 0	49,208 37,382 44,993
José Octavio Reyes[5] President, Latin America	2005 2004 2003	511,213 518,716 456,278	1,200,500 698,700 614,250	175,216 83,011 58,572	0 0 0	160,000 160,000 112,000	0 172,088 0	13,192 5,042 1,932

1.	Mr. Isdell became Chairman and Chief Executive Officer in June 2004. The amounts reflected for Mr. Isdell include the following:
	(b)	Payments based on Company and individual performance from annual incentive plans of the Company.
	(c)	•	For 2005, other annual compensation includes $251,902 for personal use of Company aircraft which reflects direct operating costs, an estimate of the cost of the tax deduction lost for personal use and a gross-up for taxes due. For security reasons, Mr. Isdell is required by Company policy to use Company aircraft for all travel.
		•	For 2004, other annual compensation includes $112,402 paid under an international consulting arrangement between Mr. Isdell and the Company which was terminated prior to his becoming Chairman and Chief Executive Officer of the Company. Also includes $183,878 for personal use of Company aircraft including a gross-up for taxes due. The figure represents the incremental direct operating cost to the Company for personal aircraft use.
		•	Amounts for 2004 have not been adjusted to reflect the interpretive guidance issued by the SEC in January 2006.
	(d)	The value at year-end of 140,000 shares of restricted stock previously granted was $5,643,400. Dividends on these restricted shares are paid at the same rate and at the same time as paid to all shareowners.

	(g)	For 2005, includes $6,300 contributed by the Company to the Thrift Plan and $124,646 credited under the thrift portion of the Supplemental Plan.
2.	The amounts reflected for Mr. Fayard include the following:
	(b)	Payments based on Company and individual performance from annual incentive plans of the Company.
	(d)	The value at year-end of 89,000 shares of restricted stock granted previously, including 75,000 performance-based restricted shares, was $3,587,590. Dividends on all restricted shares, including performance-based restricted shares that have not vested, are paid at the same rate and at the same time as paid to all shareowners.
	(f)	For 2004, represents the Long-Term Performance Incentive Program award for the 2002-2004 performance period. One half of this amount was paid in March 2005; the other half is payable in March 2007.
	(g)	For 2005, includes $6,300 contributed by the Company to the Thrift Plan and $41,469 credited under the thrift portion of the Supplemental Plan.
3.	The amounts reflected for Mr. Finan include the following:
	(b)	• Payments based on Company and individual performance from annual incentive plans of the Company.
• For 2004, includes a $150,000 signing bonus paid to Mr. Finan in connection with his hiring.
	(c)	Mr. Finan participates in the International Service Program which is described on page 39. Payments in accordance with the terms of the International Service Program are not included.
	(d)	Mr. Finan does not hold any restricted stock.
	(g)	For 2005, includes $7,403 credited by the Company to the International Thrift Plan.
4.	The amounts reflected for Ms. Minnick include the following:
	(b)	Payments based on Company and individual performance from annual incentive plans of the Company.
	(c)	For 2005, other annual compensation includes $55,065 paid to Ms. Minnick in connection with her international assignment. Ms. Minnick's arrangement provided that any amount in excess of her actual housing cost up to the maximum provided by the International Service Program would be paid to her in cash to offset other living expenses. Does not include the actual housing costs or other payments provided in accordance with the terms of the International Service Program, which is described on page 39.
	(d)	An award of 50,000 shares of performance-based restricted stock was made to Ms. Minnick on April 19, 2005. The value at year-end of 150,000 shares of performance-based restricted stock, which includes the April 2005 award, was $6,046,500. Dividends on all restricted shares, including performance-based restricted shares that have not vested, are paid at the same rate and at the same time as paid to all shareowners.
	(f)	For 2004, represents the Long-Term Performance Incentive Program award for the 2002-2004 performance period. One half of this amount was paid in March 2005; the other half is payable in March 2007.
	(g)	For 2005, includes $6,300 contributed by the Company to the Thrift Plan and $42,908 credited under the thrift portion of the Supplemental Plan.

5.	The amounts reflected for Mr. Reyes include the following:
	(a)	Includes $30,580, $37,550 and $43,269 for statutorily required payments in 2005, 2004 and 2003, respectively.
	(b)	Payments based on Company and individual performance from annual incentive plans of the Company.
	(c)	• For 2005, other annual compensation includes $143,118 for costs relating to a Company driver for Mr. Reyes and his spouse in Mexico City where he is based.
• For 2004, other annual compensation includes $35,687 for costs relating to the personal use of a Company driver in Mexico City where he is based and $45,467 reimbursement for certain tax expenses. Although Mr. Reyes is not an International Service Associate, the Company applies certain tax equalization provisions of that policy to Mr. Reyes because he incurs U.S. tax obligations due to his work responsibilities in the United States. This reimbursement is intended to ensure that Mr. Reyes is not advantaged or disadvantaged from a tax standpoint.
• For 2003, other annual compensation includes $45,012 for costs relating to the personal use of a Company driver in Mexico City where he is based and $12,073 for personal use of Company aircraft based on the SIFL rates.
• Amounts for 2004 and 2003 have not been adjusted to reflect the interpretive guidance issued by the SEC in January 2006.
	(d)	Mr. Reyes does not hold any restricted stock.
	(f)	For 2004, represents the Long-Term Performance Incentive Program award for the 2002-2004 performance period. One half of this amount was paid in March 2005; the other half is payable in March 2007.
	(g)	For 2005, includes $2,033 contributed by the Company to a savings fund and $11,159 contributed to the defined contribution portion of the Plan Futura (the "Mexico Plan").

Option/SAR Grants in Last Fiscal Year

	Individual Grants
Name	Number of Securities Underlying Options/SARs Granted (#)[1]	% of Total Options/ SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date	Grant Date Value*
E. Neville Isdell[2]	620,690	1.84%	$43.08	02/16/2015	$5,859,314
Gary P. Fayard	180,000.53%		41.185	12/13/2015	$1,474,200
Irial Finan	140,000.41%		41.185	12/13/2015	$1,146,600
Mary E. Minnick	145,000.43%		41.185	12/13/2015	$1,187,550
José Octavio Reyes	160,000.47%		41.185	12/13/2015	$1,310,400

        1 These awards were made pursuant to The Coca-Cola Company 2002 Stock Option Plan (the "2002 Stock Option Plan"). Options awarded vest one-fourth on the first, second, third and fourth anniversaries of the grant date. The 2005 grants have a term of ten years from the date of grant.

        2 An option grant for Mr. Isdell was made at the February 2006 Compensation Committee meeting, following an appraisal of his 2005 performance by the Compensation Committee taking into account input from the Board. This award does not appear in the table because the award was not made in fiscal 2005. This award is not part of 2005 Compensation and will appear in the table next year. In February 2006, the Compensation Committee awarded Mr. Isdell 900,000 options with an exercise price of $41.39 with term provisions as noted above. The award to Mr. Isdell provides for specific vesting and exercise provisions in the event of his retirement.

        * The grant date values are calculated in accordance with the provisions of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), "Share Based Payment." These values are used by the Company in determining stock option expense. The values are calculated based on the following:

		Grant made on 02/17/2005 to Mr. Isdell	Grants made on 12/14/2005
	Black-Scholes Value per share	$9.44	$8.19
(a)	Exercise price	$43.08	$41.185
(b)	Time horizon	6 years	6 years
(c)	Volatility	22.57%	19.77%
(d)	Risk-free interest rate (6 years)	3.91%	4.27%
(e)	Dividend yield	2.40%	2.59%

Aggregated Option/SAR Exercises in Last Fiscal Year
and FY-End Options/SAR Values

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options/SARs at FY-End (#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options/SARs at FY-End ($) (Based on $40.31 Per Share) Exercisable/ Unexercisable
E. Neville Isdell	0	N/A	277,500/ 958,190	$0/0
Gary P. Fayard	30,000	$208,650	718,750/ 373,500	0/0
Irial Finan	0	N/A	55,500/ 306,500	0/0
Mary E. Minnick	16,000	97,840	477,820/ 342,250	0/0
José Octavio Reyes	17,000	149,175	418,110/ 350,453	0/0

Long-Term Performance Plans

        Long-term awards in the form of performance share unit awards were made by the Compensation Committee under the 1989 Restricted Stock Plan.

Long-Term Incentive Plans—Awards in Last Fiscal Year1

			Estimated Future Payouts Under Non-Stock Price-Based Plan[2]
	Number of Shares, Units or Other Rights (#)	Performance or Other Period Until Maturation or Payout
Name			Threshold ($ or #)	Target ($ or #)	Maximum ($ or #)
E. Neville Isdell[3]	139,740	3 years[4]	92,228	139,740	209,610
Gary P. Fayard	40,000	3 years[5]	24,000	40,000	60,000
Irial Finan	35,000	3 years[5]	21,000	35,000	52,500
Mary E. Minnick	35,000	3 years[5]	21,000	35,000	52,500
José Octavio Reyes	35,000	3 years[5]	21,000	35,000	52,500

        1 The Company provides performance share unit awards under the 1989 Restricted Stock Plan to executives. The Compensation Committee generally makes these awards in December, except for the award to Mr. Isdell, for the three-year performance period beginning in the following January. Mr. Isdell's award is made in the following February after an appraisal of his performance by the Compensation Committee taking into account input from the Board. This means that for any calendar year, Mr. Isdell's award will be made in February for the same three-year performance period as the awards made in December of the prior year. The Compensation Committee, which administers the plan, sets award targets for participating executives. The target is expressed as a number of share units and cannot be increased. The Compensation Committee also sets a matrix which describes the percentage, which ranges from 0-150% of the target award, to be granted after performance has been certified. The performance measure for the plan is compound annual growth in earnings per share. At the end of the three-year performance period, subject to the participant's continued employment and international tax considerations, the Compensation Committee grants a restricted stock award for the number of units dictated by performance under the 1989 Restricted Stock Plan. These shares are restricted for an additional two years. The awards have specific rules related to the treatment of the award, either during or after the performance period, in such events as death, disability, retirement and transfer to a Related Company. Voluntary separation or termination, but not including retirement, death or disability, will result in complete forfeiture.

        2 If actual Company performance falls below certain thresholds, no payouts are made. The applicable percentage of the target award is granted based on actual Company performance.

        3 A performance share unit award was made to Mr. Isdell at the February 2006 Compensation Committee meeting, following an appraisal of his 2005 performance by the Compensation Committee taking into account input from the Board. This award does not appear in the table because it was not made in fiscal 2005. The award is not part of 2005 Compensation and will appear in the table next year. In February 2006, the Compensation Committee awarded Mr. Isdell 160,000 performance share units, with a threshold award of 96,000 and a maximum award of 240,000. The performance period and other terms for the award are generally the same as for the other named executive officers. The award contains specific provisions in the event of his retirement.

        4 Award relates to the 2005-2007 performance period.

        5 Award relates to the 2006-2008 performance period.

Pension Plan Tables

        The Company maintains various retirement plans, tailored to the laws and practices of different countries where it has employees. Benefits under the retirement plans are calculated under the same formula for the applicable broad-based non-union employee population.

Domestic

        The table below sets forth the annual retirement benefits under the Employee Retirement Plan of The Coca-Cola Company (the "Retirement Plan") and the retirement portion of the Supplemental Plan upon retirement at age 65 or later. These plans are described beginning on page 37. The calculations assume actual retirement on January 1, 2006. The benefits listed in the table represent the maximum benefit. In some cases, the payments may be reduced by benefits paid by other Company-sponsored retirement plans or statutory payments.

	Years of Credited Service with the Company
Assumed Average Annual Compensation
	10 Years	15 Years	20 Years	25 Years	30 Years
$ 500,000	$72,188	$108,282	$144,375	$180,469	$216,563
1,000,000	147,188	220,782	294,375	367,969	441,563
1,500,000	222,188	333,282	444,375	555,469	666,563
2,000,000	297,188	445,782	594,375	742,969	891,563
2,500,000	372,188	558,282	744,375	930,469	1,116,563
3,000,000	447,188	670,782	894,375	1,117,969	1,341,563
3,500,000	522,188	783,282	1,044,375	1,305,469	1,566,563
4,000,000	597,188	895,782	1,194,375	1,492,969	1,791,563
4,500,000	672,188	1,008,282	1,344,375	1,680,469	2,016,563
5,000,000	747,188	1,120,782	1,494,375	1,867,969	2,241,563
5,500,000	822,188	1,233,282	1,644,375	2,055,469	2,466,563

        Generally, compensation utilized for pension formula purposes includes salary and annual bonus reported in the Summary Compensation Table. Cash awards under the prior Long-Term Performance Incentive Plan are generally also included in the computation of pension benefits. Amounts related to stock options, performance share units, restricted stock, Company contributions under the Thrift Plan and the thrift portion of the Supplemental Plan, and extraordinary payments related to termination of employment, if any, are not included in the calculation of compensation for purposes of the pension benefit.

        The years of credited service under the retirement plans described above as of December 31, 2005 are as follows: Mr. Isdell 11.1 years; Mr. Fayard 11.8 years; and Ms. Minnick 22.6 years. Please note that during a portion of his career, Mr. Isdell participated in the Overseas Plan described on page 36.

  Where employees participate in multiple pension plans, the plans include provisions that prohibit duplication of benefits.

International

        The table below sets forth the annual retirement benefits under The Coca-Cola Export Corporation Overseas Retirement Plan (the "Overseas Plan") upon retirement at age 65 or later. The calculations assume actual retirement on January 1, 2006. The benefits listed in the table represent the maximum benefit. In some cases, the payments may be reduced by benefits paid by other Company-sponsored retirement plans or statutory payments.

	Years of Credited Service with the Company
Assumed Average Annual Compensation
	5 Years	10 Years	15 Years	20 Years	25 Years
$ 1,000,000	$80,000	$160,000	$240,000	$320,000	$400,000
1,500,000	120,000	240,000	360,000	480,000	600,000
2,000,000	160,000	320,000	480,000	640,000	800,000
2,500,000	200,000	400,000	600,000	800,000	1,000,000
3,000,000	240,000	480,000	720,000	960,000	1,200,000
3,500,000	280,000	560,000	840,000	1,120,000	1,400,000
4,000,000	320,000	640,000	960,000	1,280,000	1,600,000
4,500,000	360,000	720,000	1,080,000	1,440,000	1,800,000
5,000,000	400,000	800,000	1,200,000	1,600,000	2,000,000
5,500,000	440,000	880,000	1,320,000	1,760,000	2,200,000

        Compensation utilized for pension formula purposes under the Overseas Plan is similar to that used for the Retirement Plan and the retirement portion of the Supplemental Plan.

        The years of credited service under the Overseas Plan as of December 31, 2005 are as follows: Mr. Isdell 20.4 years and Mr. Finan 1.4 years. Please note that for a portion of his career and currently, Mr. Isdell participates in the Retirement Plan and the retirement portion of the Supplemental Plan described on page 35.

  Where employees participate in multiple pension plans, the plans include provisions that prohibit duplication of benefits.

Mexico

        The table below sets forth the lump sum retirement benefit under the pension equity portion of the Mexico Plan upon retirement at age 60 or later. The calculations assume actual retirement on January 1, 2006. The benefits listed in the table represent the maximum benefit amount and do not take into account any reduction for any statutory plans or other offset amounts. The benefits are paid in a lump sum.

	Years of Credited Service with the Company
Assumed Average Annual Compensation (U.S. Dollars)
	15 Years	20 Years	25 Years	30 Years	35 Years
$ 600,000	$1,050,000	$1,250,000	$1,250,000	$1,250,000	$1,250,000
720,000	1,260,000	1,500,000	1,500,000	1,500,000	1,500,000
840,000	1,470,000	1,750,000	1,750,000	1,750,000	1,750,000
960,000	1,680,000	2,000,000	2,000,000	2,000,000	2,000,000
1,080,000	1,890,000	2,250,000	2,250,000	2,250,000	2,250,000
1,200,000	2,100,000	2,500,000	2,500,000	2,500,000	2,500,000
1,320,000	2,310,000	2,750,000	2,750,000	2,750,000	2,750,000

        Compensation utilized for pension formula purposes generally includes salary, annual incentive, savings fund and other payments made in accordance with Mexican laws and customary business practice.

        The years of credited service for Mr. Reyes under the Mexico Plan as of December 31, 2005 are 19 years.

  Where employees participate in multiple pension plans, the plans include provisions that prohibit duplication of benefits.

Summary of Plans

        The following section provides information on Company-sponsored plans noted in the Compensation Committee Report or in the tables.

Retirement Plans

        The Retirement Plan.    The Retirement Plan is a broad-based tax-qualified defined benefit plan that applies on the same terms for most U.S. non-union employees. Generally pension benefits are based on a percentage of (a) the employee's final average compensation (the five highest consecutive calendar years of compensation out of the employee's last eleven years) or (b) $210,000 for 2005 (the limit set by the Code), whichever is lower, multiplied by the employee's years of credited service. Age requirements for early retirement are lowered from 55 to 50 with 10 years of service for participants who terminate for any reason within two years after a change in control. In this case, the benefit reduction for early retirement will be smaller. The term "compensation" includes salary, overtime, commissions and cash incentive awards, but excludes any amounts related to stock options, performance share units or restricted stock. It also excludes any extraordinary payments related to termination of employment.

  •
  Mr. Isdell, Mr. Fayard and Ms. Minnick participated in the Retirement Plan in 2005.

  •
  All retirement payouts to Mr. Isdell are suspended during his employment with the Company.

        The Thrift Plan.    The Thrift Plan is a broad-based tax-qualified defined contribution plan that applies on the same terms for most U.S. non-union employees. The Company contributes to each participant's account an amount equal to 100% of the participant's contributions but not more than (a) 3% of the participant's earnings or (b) the amount allowable under the limits imposed under the Code, whichever is lower. For 2005, compensation over $210,000 may not be taken into account under the Thrift Plan. The Company's matching contribution is invested in Common Stock.

  •
  Mr. Isdell, Mr. Fayard and Ms. Minnick participated in the Thrift Plan in 2005.

        The Supplemental Plan.    The Supplemental Plan makes employees whole when the Code limits the amounts that would otherwise be credited to them under the Retirement Plan or the Thrift Plan. The Supplemental Plan applies on the same terms for all U.S. non-union employees who exceed the limits set by the Code. The Supplemental Plan also operates to keep employees whole when they defer part of their salary or bonus. Otherwise, electing to defer would reduce an employee's retirement and thrift benefits. The change in control provisions in the Retirement Plan will also apply to the calculation of the participant's pension benefit under the Supplemental Plan.

        In 2005, an employee could receive no more than $170,000 from the Retirement Plan and no compensation in excess of $210,000 could be taken into account for calculating benefits under the

Retirement Plan. Generally, the supplemental pension benefit is forfeited unless the employee remains with the Company until his or her earliest retirement date.

        Similarly, when limits are reached under the Thrift Plan, the Company continues to credit the employee with the Company matching contribution in share units to be paid in cash on termination of employment.

  •
  Mr. Isdell, Mr. Fayard and Ms. Minnick participated in the Supplemental Plan in 2005.

        The Overseas Plan.    The Overseas Plan provides a retirement benefit to International Service Associates ("ISAs") of the Company who are not U.S. citizens, who cannot participate in the Retirement Plan during their international assignments and who do not participate in a local pension plan. The Overseas Plan applies on the same terms to the general population of ISAs worldwide. Payments under the Overseas Plan are reduced by benefits paid by other Company-sponsored plans and statutory payments. Participants have the option of electing a lump sum payment under the Overseas Plan.

  •
  Mr. Isdell participated in the Overseas Plan while he was an ISA earlier in his career, and received a benefit from the Overseas Plan upon his retirement in 1998. Mr. Isdell will not accrue any additional years of service under the Overseas Plan as a result of his reemployment. However, Mr. Isdell will receive an additional benefit because his final average compensation will be higher than it was on his retirement in 1998.

  •
  Mr. Finan participated in the Overseas Plan in 2005.

        The International Thrift Plan.    The International Thrift Plan provides a benefit similar to that received by U.S. citizens under the thrift portion of the Supplemental Plan to ISAs who are not U.S. citizens. The International Thrift Plan applies on the same terms to the general population of ISAs worldwide. The International Thrift Plan provides a credit in Company share units equivalent to 3% of the ISA's eligible compensation. The value of the accumulated share units, including dividend equivalents, is paid in cash to the individual at termination of employment. Employees are not permitted to make contributions to the International Thrift Plan.

  •
  Mr. Finan participated in the International Thrift Plan in 2005.

  •
  Mr. Reyes participated in the International Thrift Plan during previous assignments.

        The Mexico Plan.    The Mexico Plan consists of a pension equity plan and a defined contribution plan. The Mexico Plan operates under Mexico's Labor Department rules and regulations and applies on the same terms to the broad-based employee population in Mexico.

        The pension equity plan is a defined benefit plan that pays a lump sum amount at retirement, based on the employee's final average salary and points accumulated during employment. An employee earns from 8 to 15 points for each year of service based on age. A maximum of 250 points can be accumulated. The lump sum benefit is the employee's final monthly average salary multiplied by the total accumulated points, then divided by 10. Generally compensation for purposes of the final average salary includes salary, annual incentive, savings fund and other payments made in accordance with Mexican laws and customary business practice.

        The defined contribution plan is a savings plan in which employees can contribute up to 5% of their compensation on a pre-tax basis. The Company makes a matching contribution equal to 50% of the employee's contribution.

  •
  Mr. Reyes participated in the Mexico Plan in 2005.

        The DCP.    The Coca-Cola Company Deferred Compensation Plan (the "DCP") is a non-qualified and unfunded deferred compensation program offered to approximately 600 U.S. based employees who are not ISAs. Eligible participants may defer up to 80% of base salary and up to 100% of their incentive. Gains and losses are credited based on the participant's election of a variety of deemed investment choices. The Company does not match any employee deferral or guarantee a return. Participants' accounts may or may not appreciate and may even depreciate depending on the performance of their deemed investment choices. None of the deemed investment choices provide interest at above-market rates. All deferrals are paid out in cash upon distribution. Participants may schedule a distribution during employment, or may opt to receive their balance after termination of employment. Participants who are considered key employees under the Code (generally, the top 50 highest paid executives) may not receive a post-termination distribution for at least six months following separation from the Company. On occasion, in a particularly important hiring situation, the Company may provide a one-time credit to make up for benefits lost at a prior employer. However, the Company has not provided any credits for any of the named executive officers.

  •
  Mr. Isdell, Mr. Fayard and Ms. Minnick have elected to participate in the DCP.

  •
  Mr. Finan and Mr. Reyes are not eligible to participate in the DCP.

        The International Service Program.    The International Service Program is designed to relocate and support employees who are sent on an assignment outside of their home country. Currently, there are approximately 500 ISAs. The program includes a housing allowance and, where appropriate, a host country allowance (a cash adjustment designed to provide equivalent purchasing power), a cash allowance recognizing the different living conditions in the host location, and currency protection. The program also provides tax preparation services and tax equalization. Under the tax equalization program an ISA, economically, pays tax at the same Federal and state rate as a resident of Georgia.

  •
  Mr. Finan participated in the International Service Program in 2005.

  •
  Ms. Minnick participated in the International Service Program during the period she was assigned to Hong Kong in 2005.

Incentive Plans

  Annual Incentive Plans

        The Company maintains two annual incentive programs for employees. Executive officers currently participate only in the Executive Plans. However, in 2005 some executive officers participated in the broad-based Performance Incentive Plan. Each program is described below.

  Executive Plans

        The first program has two parts: the Executive Performance Incentive Program ("EPIP") and the Executive Incentive Plan ("EIP"). These plans work together to provide an annual award for executive officers and those executives whose compensation may be subject to the provisions of Section 162(m) of the Code. In order to be deductible under Section 162(m), the awards must be objectively measurable. The EPIP provides the part of the award that is defined by objective measures. The Compensation Committee may designate one or more performance criteria from the list contained in the program. Target annual incentives are established for each approved executive. Below a threshold level of performance no payments can be made under the EPIP. Since some important goals are not objectively measurable, the EIP allows the Compensation Committee to award achievement of subjective goals such as those related to diversity, quality and the environment.

  Performance Incentive Plan

        The second program is the Performance Incentive Plan in which some executive officers participated in 2005. Any executive officers not selected for the first program, all other officers and approximately 8,400 employees are eligible to participate in this plan. Performance measures under this plan are similar to or the same as those under the Executive Plans described above. Executive officers who participate in the Executive Plans are not eligible to participate in the Performance Incentive Plan.

        Under all of these annual incentive plans, in the event of a change in control, participants earn the right to receive the target award as if their performance goals had been met but not exceeded. If an employee terminates, the award is prorated to reflect the number of months employed. The intent is to keep employees whole in the event of a change in control but not to pay more than the target performance would have merited.

  Long-Term Incentive Plans

        Stock Option Plans.    Stock option plans provide equity compensation which depends on the increase in Company stock price and the creation of shareowner value. Stock options comprise the long-term equity component of compensation for approximately 6,400 employees below the senior executive level and a part of the long-term equity component for senior executives.

        The Company currently grants options primarily from the 2002 Stock Option Plan. This plan generally provides that the option price must be not less than 100% of the fair market value of Common Stock on the date the option is granted. The fair market value of a share of Common Stock is the average of the high and low sales prices on the date of grant. In certain foreign jurisdictions, the law requires additional restrictions on the calculation of the option price. The grants provide that stock options generally may not be exercised during the first twelve months after the date of grant. Currently, options vest 25% on the first, second, third and fourth anniversaries of the grant date and have a term of ten years.

        The 2002 Stock Option Plan allows shares of Common Stock to be used to satisfy any resulting Federal, state and local tax liabilities. Change of control, death, disability and retirement, with certain exceptions, cause the acceleration of vesting.

        Restricted Stock Plan.    The 1989 Restricted Stock Plan is designed to focus executives on the long-term performance of the Company. The 1989 Restricted Stock Plan allows flexibility related to grant terms and conditions.

        There are currently three types of awards under the 1989 Restricted Stock Plan which are outstanding:

  •
  Restricted Stock. The award may be performance-based or time-based. Shares of stock are granted and transferred into the employee's name. Shares remain subject to forfeiture until the shares are released under the terms of the award.

  •
  Promise to Grant Restricted Stock. The award may be performance-based or time-based. Restricted stock is granted after pre-determined performance criteria are met or on a certain date in the future. This contractual arrangement is used primarily outside the U.S. Employees may or may not receive dividend equivalents during the term.

  •
  Performance Share Units. Restricted stock is awarded only after performance targets based on pre-determined performance criteria are met. The performance period is generally three years and if performance targets are met, shares are granted with an additional restriction period of two years. For some executives overseas, due to international tax considerations, the restricted shares are not issued until the end of the additional two-year restriction period. Dividends or, when applicable, hypothetical dividends are paid during the additional restriction period.

        The majority of outstanding grants are performance share units tied to Company long-term performance measures, usually compound annual earnings per share growth. The Compensation Committee uses time-based restricted stock sparingly for purposes of attraction and retention and, in certain grants to senior executives, these also include minimal performance criteria.

        Upon a change in control, the restrictions on restricted shares lapse but restrictions do not lapse on performance share units.

        Cash Long-Term Performance Incentive Program.    No grants have been made from the program since February 2003 for the 2003-2005 performance period. No payments for this performance period were made to 48 executives because the performance criteria were not met. The total target amount forfeited was $16,192,000. The only remaining payment under this program will occur in 2007 which is the contingent payment for the 2002-2004 performance period.

Other Compensation Matters

        In connection with Mr. Isdell's return to the Company, after negotiations, the Compensation Committee agreed to the following:

  •
  on July 22, 2004, the Compensation Committee granted him a restricted stock award of 140,000 shares;

  •
  the restrictions on the restricted stock award would lapse six months following retirement (with the consent of the Board), as long as retirement occurs no earlier than June 1, 2008; and

  •
  in the event that the 140,000 shares of restricted stock are forfeited for any reason other than termination for cause, Mr. Isdell will receive a special cash payment. In becoming a U.S. resident, Mr. Isdell will have incurred significant additional taxes on income not related to the Company. The cash payment will make him whole for the period of time he was a U.S. resident and employed by the Company. The cash payment can not exceed the amount the Company has accrued for the restricted shares on the date of forfeiture.

Performance Graph

Comparison of Five-Year Cumulative Total Return Among
The Coca-Cola Company, the Food, Beverage and Tobacco Groups and the S&P 500 Index

Total Return
Stock Price Plus Reinvested Dividends

        * Based on information for a self-constructed peer group of the Food, Beverage and Tobacco Groups of companies as published in The Wall Street Journal, which includes the following companies, but from which the Company has been excluded:

        Altria Group, Inc., Anheuser-Busch Companies, Inc., Archer-Daniels-Midland Company, Brown-Forman Corporation, Bunge Limited, Campbell Soup Company, Chiquita Brands International, Inc., Coca-Cola Enterprises Inc., ConAgra Foods, Inc., Constellation Brands, Inc., Corn Products International, Inc., Dean Foods Company, Del Monte Foods Company, Dreyer's Grand Ice Cream Holdings, Inc., Flowers Foods, Inc., General Mills, Inc., H.J. Heinz Company, Hormel Foods Corporation, Kellogg Company, Kraft Foods Inc., Lancaster Colony Corporation, Loews Corporation (Carolina Group tracking stock), Martek Biosciences Corporation, McCormick & Company, Incorporated, Molson Coors Brewing Company, NBTY, Inc., PepsiAmericas, Inc., PepsiCo, Inc., Ralcorp Holdings, Inc., Reynolds American Inc., Sara Lee Corporation, Smithfield Foods, Inc., The Hain Celestial Group, Inc., The Hershey Company, The J.M. Smucker Company, The Pepsi Bottling Group, Inc., Tootsie Roll Industries, Inc., TreeHouse Foods, Inc., Tyson Foods, Inc., Universal Corporation, UST Inc., Weight Watchers International, Inc. and Wm. Wrigley Jr. Company.

        The Wall Street Journal periodically changes the companies reported as a part of the Food, Beverage and Tobacco Groups of companies. At the time last year's proxy statement was printed, the

Groups excluded Molson Coors Brewing Company and TreeHouse Foods, Inc. which are included in the Groups this year. Adolph Coors Company and American Italian Pasta Company, which were included in the Groups last year, are excluded from the Groups this year. Additionally, Hershey Foods Corporation changed its name to The Hershey Company.

        The total return assumes that dividends were reinvested quarterly and is based on a $100 investment on December 31, 2000.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a)) (c)
Equity Compensation Plans Approved by Security Holders	202,640,233	[1]	$48.50	89,711,873	[2]
Equity Compensation Plans Not Approved by Security Holders	0		N/A	—	[3]

Total	202,640,233			89,711,873	[3]

        1 Shares issuable pursuant to outstanding options under The Coca-Cola Company 1991 Stock Option Plan, The Coca-Cola Company 1999 Stock Option Plan and the 2002 Stock Option Plan (collectively, the "Stock Option Plans").

        2 Represents shares of Common Stock which may be issued pursuant to future awards under the Stock Option Plans, the 1983 Restricted Stock Award Plan of The Coca-Cola Company and the 1989 Restricted Stock Plan (including shares which may be issued pursuant to outstanding performance share units).

        3 The number of shares issuable pursuant to the plans described below is not presently determinable.

        The Company provides a matching contribution in Common Stock under various plans throughout the world. No shares are issued by the Company under any of these plans. Shares are purchased on the open market by a third-party trustee. These plans are exempt from the shareowner approval requirements of the Exchange. These plans are as follows:

        The Thrift Plan (U.S.).    Under the Thrift Plan, the Company matches employee contributions to a maximum of 3% of an employee's compensation, subject to limits imposed by the Code. Employees hired prior to April 1, 2002 are immediately vested in the matching contributions and employees hired after that date vest in the matching contributions over three years. Generally, employees may not withdraw the matching contributions until termination of employment.

        The Coca-Cola Export Corporation Employee Share Plan (UK).    Under this plan, the Company matches employee contributions to a maximum of £1,500 per year. The employee is immediately vested in the matching contributions. However, the matching contributions may not be withdrawn before a five-year holding period without adverse tax consequences.

        Employees' Savings and Share Ownership Plan of Coca-Cola Ltd. (Canada).    Under this plan, the Company matches 50% of an employee's contributions to a maximum of 4% of the employee's salary.

The employee is immediately vested in the matching contributions. However, the matching contributions may not be withdrawn until termination of employment.

        Employee Stockholding Program (Japan).    Under this plan, the Company matches contributions up to 3% of an employee's pay. The employee is immediately vested in the matching contributions. However, the matching contributions may not be withdrawn until termination of employment or at specified limited periods.

        Share Savings Plan (Denmark).    Under this plan, the Company matches contributions up to 3% of an employee's pay. The employee is immediately vested in the matching contributions. However, the matching contributions may not be withdrawn for five years without tax liability.

        The Company also sponsors employee share purchase plans in several jurisdictions. The Company does not grant or issue Common Stock pursuant to these plans, but does facilitate the acquisition of Common Stock by employees in a cost-efficient manner. These plans are not equity compensation plans.

        Share units credited under the thrift portion of the Supplemental Plan, the International Thrift Plan, the Director Deferred Compensation Plan and the DCP are not included since they are paid in cash. The Director Deferred Compensation Plan is described on page 20 and the Supplemental Plan, the International Thrift Plan and the DCP are described on pages 37 to 39.

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee of the Company is composed of the following four independent Directors: Cathleen P. Black, Chairman, Maria Elena Lagomasino, Sam Nunn and James D. Robinson III.

CERTAIN INVESTEE COMPANIES

        The Company and its subsidiaries together currently hold approximately 36% of the issued and outstanding shares of Enterprises and approximately 40% of the issued and outstanding shares of Coca-Cola FEMSA, S.A. de C.V. ("Coca-Cola FEMSA"). We call Enterprises and Coca-Cola FEMSA the "Investee Companies" in the proxy statement.

Certain Transactions and Relationships with Enterprises

  Warren E. Buffett and Berkshire Hathaway

        Warren E. Buffett, one of our Directors, is Chairman of the Board, Chief Executive Officer and a major shareowner of Berkshire Hathaway. Berkshire Hathaway is a major shareowner of the Company. McLane is a wholly owned subsidiary of Berkshire Hathaway. In 2005, McLane made payments totaling approximately $2.7 million to Enterprises to purchase products in the ordinary course of business. In 2005, Enterprises paid XTRA Corporation, a wholly owned subsidiary of Berkshire Hathaway, approximately $845,000 for equipment leases of trailers used to store and transport finished product in the ordinary course of business. Berkshire Hathaway holds a significant equity interest in Moody's Corporation to which Enterprises paid approximately $311,000 in 2005 for providing long-term and short-term credit ratings services.

  James D. Robinson III

        A daughter-in-law of James D. Robinson III, one of our Directors, has an indirect minority equity interest in Delaware North. In 2005, Delaware North and its subsidiaries made payments totaling approximately $3.2 million to Enterprises to purchase products in the ordinary course of business. Also in 2005, Enterprises paid Delaware North and its subsidiaries approximately $397,000 in marketing payments in the ordinary course of business.

Ownership of Securities in Investee Companies

        The following table sets forth information regarding beneficial ownership of the stock of the Investee Companies, if any, by each Director, each individual named in the Summary Compensation Table on page 30, and our Directors and executive officers as a group, all as of February 21, 2006.

Name	Company	Aggregate Number of Shares Beneficially Owned		Percent of Outstanding Shares[5]
Herbert A. Allen	Coca-Cola FEMSA	500	[1]	*
Donald R. Keough	Enterprises	25,508		*
Donald F. McHenry	Enterprises Coca-Cola FEMSA	1,035 3,000		* *
Gary P. Fayard	Enterprises	27,625	[2]	*
Irial Finan	Enterprises	2,855	[3]	*
All Directors and Executive Officers as a Group (28 Persons)	Enterprises Coca-Cola FEMSA	541,855 3,500	[4]	* *

        * Less than 1% of issued and outstanding shares of common stock of the indicated entity.

        1 Shares held by ACI.

        2 Includes 7,625 phantom units credited under the Coca-Cola Enterprises Inc. Deferred Compensation Plan for Non-Employee Director Compensation (the "Enterprises Plan") and 20,000 shares which may be acquired upon the exercise of options which are presently exercisable or which will become exercisable on or before April 28, 2006.

        3 Represents phantom units credited under the Enterprises Plan.

        4 Includes 13,387 phantom units credited under the Enterprises Plan and 343,474 shares which may be acquired upon the exercise of options which are presently exercisable or which will become exercisable on or before April 28, 2006.

        5 Phantom units credited under the Enterprises Plan are not counted as outstanding in calculating these percentages.

REPORT OF THE AUDIT COMMITTEE

        For many years, the Company's Audit Committee (the "Audit Committee") has been composed entirely of non-management directors. The members of the Audit Committee meet the independence and experience requirements of the New York Stock Exchange and the Securities and Exchange Commission (the "SEC"). In 2005, the Audit Committee held seven meetings. The Audit Committee has adopted, and annually reviews, a charter outlining the practices it follows. The charter complies with all current regulatory requirements. A copy of the charter is attached as Annex I. Additionally, the Committee has continued its long-standing practice of having independent legal counsel.

        During 2005, at each of its regularly scheduled meetings, the Audit Committee met with the senior members of the Company's financial management team. Additionally, the Audit Committee had separate private sessions, at each of its regularly scheduled meetings, with the Company's general counsel or his designee, independent auditors, and the director of internal audit, at which candid discussions regarding financial management, legal, accounting, auditing, and internal control issues took place. The Audit Committee's agenda is established by the Audit Committee's chairman and the director of internal audit.

        The Audit Committee has been updated quarterly on management's process to assess the adequacy of the Company's system of internal control over financial reporting, the framework used to make the assessment, and management's conclusions on the effectiveness of the Company's internal control over financial reporting. The Audit Committee has also discussed with the independent auditors the Company's internal control assessment process, management's assessment with respect thereto and the independent auditors' evaluation of the Company's system of internal control over financial reporting.

        The Audit Committee reviewed with senior members of management, including the director of internal audit and general counsel, and the independent auditors, the Company's policies and procedures with respect to risk assessment and risk management. The overall adequacy and effectiveness of the Company's legal, regulatory and ethical compliance programs, including the Company's Code of Business Conduct were also reviewed.

        The Audit Committee recommended to the Board of Directors the engagement of Ernst & Young LLP as our independent auditors for the year ended December 31, 2005, and reviewed with senior members of the Company's financial management team, the independent auditors, and the director of internal audit, the overall audit scope and plans, the results of internal and external audit examinations, evaluations by management and the independent auditors of the Company's internal controls over financial reporting and the quality of the Company's financial reporting. Although the Audit Committee has the sole authority to appoint the independent auditors, the Audit Committee will continue its long-standing practice of recommending that the Board ask the shareowners, at their annual meeting, to ratify their appointment of the independent auditors.

        Management has reviewed the audited financial statements in the Company's Annual Report on Form 10-K with the Audit Committee including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant accounting judgments and estimates, and the clarity of disclosures in the financial statements. In addressing the quality of management's accounting judgments, members of the Audit Committee asked for management's representations and reviewed certifications prepared by the Chief Executive Officer and Chief Financial Officer that the unaudited quarterly and audited consolidated financial statements of the Company fairly present, in all material respects, the financial condition, results of operations and cash flows of the Company, and have expressed to both management and the auditors their general preference for conservative policies when a range of accounting options is available.

        In its meetings with representatives of the independent auditors, the Audit Committee asks them to address, and discusses their responses to several questions that the Audit Committee believes are particularly relevant to its oversight. These questions include:

  •
  Are there any significant accounting judgments or estimates made by management in preparing the financial statements that would have been made differently had the independent auditors themselves prepared and been responsible for the financial statements?

  •
  Based on the independent auditors' experience, and their knowledge of the Company, do the Company's financial statements fairly present to investors, with clarity and completeness, the

    Company's financial position and performance for the reporting period in accordance with generally accepted accounting principles and SEC disclosure requirements?

  •
  Based on the independent auditors' experience, and their knowledge of the Company, has the Company implemented internal controls and internal audit procedures that are appropriate for the Company?

        The Audit Committee believes that, by thus focusing its discussions with the independent auditors, it can promote a meaningful dialogue that provides a basis for its oversight judgments.

        The Audit Committee also discussed with the independent auditors those matters required to be discussed by the auditors with the Audit Committee under Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (communications with audit committees). The Audit Committee received and discussed with the independent auditors their annual written report on their independence from the Company and its management, as required by Independence Standards Board Standard No. 1 (independence discussions with audit committees), and considered with the independent auditors whether the provision of non-audit services provided by them to the Company during 2005 was compatible with their independence.

        In performing all of these functions, the Audit Committee acts in an oversight capacity. The Audit Committee reviews the Company's quarterly and annual reports on Form 10-Q and Form 10-K prior to filing with the SEC. In its oversight role, the Audit Committee relies on the work and assurances of the Company's management, which has the primary responsibility for establishing and maintaining adequate internal control over financial reporting and for preparing the financial statements, and other reports, and of the independent auditors, who are engaged to audit and report on the consolidated financial statements of the Company and subsidiaries, management's assessment of the effectiveness of the Company's internal control over financial reporting, and the effectiveness of the Company's internal control over financial reporting.

        In reliance on these reviews and discussions, and the reports of the independent auditors, the Audit Committee has recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the SEC.

                          Peter V. Ueberroth, Chairman
                          Ronald W. Allen
                          Warren E. Buffett
                          J. Pedro Reinhard

RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS

(Item 2)

        The Audit Committee has appointed Ernst & Young LLP to serve as independent auditors for the fiscal year ending December 31, 2006, subject to ratification of the appointment by the shareowners. Ernst & Young LLP has served as the Company's independent auditors for many years and is considered by management to be well qualified.

Audit Fees and All Other Fees

        Audit Fees.    Fees for audit services totaled approximately $23.2 million in 2005 and $23.7 million in 2004, including fees associated with the annual audit and the audit of internal control over financial reporting, the reviews of the Company's quarterly reports on Form 10-Q, and statutory audits required internationally.

        Audit-Related Fees.    Fees for audit-related services totaled approximately $2.6 million in 2005 and $2.8 million in 2004. Audit-related services principally include due diligence in connection with acquisitions, consultation on accounting and internal control matters, audits in connection with proposed or consummated acquisitions, information systems audits and other attest services.

        Tax Fees.    Fees for tax services, including tax compliance, tax advice and tax planning, totaled approximately $8.0 million in 2005 and $8.0 million in 2004.

        All Other Fees.    Ernst & Young LLP did not provide any services not described above in 2005. In 2004, fees for all other services not described above totaled approximately $1.7 million, principally including services related to the Company's expatriate program, and advisory services in connection with the Company's process improvement initiatives.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

        The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors.

        Under the policy, pre-approval is generally provided for work associated with the following:

  •
  registration statements under the Securities Act of 1933 (for example, comfort letters or consents);

  •
  statutory or other financial audit work for non-U.S. subsidiaries that is not required for the 1934 Act audits;

  •
  due diligence work for potential acquisitions or dispositions;

  •
  attest services not required by statute or regulation;

  •
  adoption of new accounting pronouncements or auditing and disclosure requirements and accounting or regulatory consultations;

  •
  internal control reviews and assistance with internal control reporting requirements;

  •
  review of information systems security and controls;

  •
  tax compliance, tax planning and related tax services, excluding any tax service prohibited by regulatory or other oversight authorities; expatriate and other individual tax services; and

  •
  assistance and consultation on questions raised by regulatory agencies.

        For each proposed service, the independent auditors are required to provide detailed back-up documentation at the time of approval to permit the Audit Committee to make a determination whether the provision of such services would impair the independent auditors' independence.

        The Audit Committee has approved in advance certain permitted services whose scope is routine across business units, including statutory or other financial audit work for non-U.S. subsidiaries that is not required for the 1934 Act audits.

Other Information

        The Company has been advised by Ernst & Young LLP that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in the Company or its subsidiaries.

        One or more representatives of Ernst & Young LLP will be present at this year's Annual Meeting of Shareowners. The representatives will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

        Ratification of the appointment of the independent auditors requires the affirmative vote of a majority of the votes cast by the holders of the shares of Common Stock voting in person or by proxy at the Annual Meeting of Shareowners. If the shareowners should not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider the appointment.

The Board of Directors recommends a vote
FOR
the ratification of the appointment of Ernst & Young LLP as independent auditors.

APPROVAL OF AN AMENDMENT TO THE 1989 RESTRICTED STOCK AWARD PLAN OF
THE COCA-COLA COMPANY

(Item 3)

Summary and Vote Required

        We are asking for your approval of an amendment to the 1989 Restricted Stock Plan (the "Amendment"). Section 5(d), concerning performance-based awards, is being amended to include additional performance criteria.

        Important facts about the 1989 Restricted Stock Plan and the Amendment:

  •
  the Amendment does not increase the number of shares of restricted stock that can be issued under the 1989 Restricted Stock Plan;

  •
  the Amendment will not result in any additional cost to the Company;

  •
  failure to approve the Amendment will result in future grants not qualifying as tax deductible compensation; and

  •
  the Company may continue to make awards whether or not the Amendment is approved.

        While the 1989 Restricted Stock Plan itself does not require that this Amendment be approved by shareowners, the approval would permit the Compensation Committee to continue to make awards conditioned on performance criteria which would give the Company the benefit of a United States income tax deduction. The proposed performance criteria are intended to align the interests of key executives with the interests of shareowners.

        The 1989 Restricted Stock Plan was originally approved by shareowners on April 19, 1989 and an amendment to establish performance criteria for future grants of performance-based awards was approved by shareowners on April 19, 2001. On February 15, 2006, the Compensation Committee adopted the Amendment and on February 16, 2006, the Board directed that the Amendment be submitted to shareowners for approval at the 2006 Annual Meeting of Shareowners. The Amendment will be approved upon the affirmative vote of a majority of the votes cast by holders of shares of Common Stock voting in person or by proxy at the meeting. The closing price of a share of Common Stock on the Exchange on February 21, 2006 was $41.85.

Tax Issues

        Section 162(m) of the Code limits the deductibility of compensation of "covered employees" to $1 million per year unless the compensation qualifies as "performance-based." Compensation in the form of restricted stock can be deductible if four conditions set forth by the Internal Revenue Service are met. These conditions are:

  •
  the compensation is payable on the attainment of one or more pre-established, objective performance criteria;

  •
  the performance criteria are established by a committee that is comprised solely of two or more outside directors;

  •
  the material terms of the compensation and performance criteria are disclosed to and approved by shareowners before payment; and

  •
  the committee that established the performance criteria certifies that the performance criteria have been satisfied before payment.

        Shareowner approval of the Amendment will be considered approval of the material terms for purposes of Section 162(m) of the Code.

Summary of Plan and Performance Criteria

        The following is a summary of the 1989 Restricted Stock Plan. The full text of the 1989 Restricted Stock Plan, as proposed to be amended, is available on the Company's website www.coca-cola.com or by contacting the Company as described on page 67. Shareowners can view the 1989 Restricted Stock Plan by accessing the website and then clicking on "The Coca-Cola Company," then clicking on "Investors," then clicking on "Financial Information," and then clicking on "Proxies." The Compensation Committee has full and final authority to determine who is eligible for awards, the number of shares and units awarded, the period of the award and whether or not the award is performance-based.

        The material terms of the 1989 Restricted Stock Plan, as proposed to be amended, are as follows:

        Eligibility.    The Compensation Committee is authorized to grant awards of restricted stock under the 1989 Restricted Stock Plan to officers and other key employees of the Company. Awards may also be granted to officers and other key employees of a Related Company (as defined in the 1989 Restricted Stock Plan), but only if at the time of the grant the Company owns, directly or indirectly, either, (i) at least 50% of the voting stock or capital of the Related Company or (ii) an interest that causes the Related Company to be included in the Company's consolidated financial statements. Although the number of employees that is generally eligible for restricted stock awards is broader, it is expected that the employees who will receive performance-based awards will be smaller, as determined by the Compensation Committee in its sole discretion. No person is automatically eligible to participate in the 1989 Restricted Stock Plan in any plan year.

        Awards and Performance Criteria.    Awards may be made in three forms:

  •
  Restricted Stock. Shares of stock are granted and transferred into the employee's name. Shares remain subject to forfeiture until the date the shares are released under the terms of the award.

  •
  Promise to Grant Restricted Stock. This is a contractual agreement used primarily outside the U.S. No shares of stock are granted until the end of the term. Employees may or may not receive dividend equivalents during the term of the award.

  •
  Performance Share Units. Restricted stock is awarded only after performance targets based on pre-determined performance criteria are met. The performance period is generally three years and if performance targets are met, shares are granted with an additional restriction period of two years. For some executives overseas, due to international tax considerations, the restricted shares are not issued until the end of the additional two-year restriction period. Dividends or, when applicable, hypothetical dividends are paid during the additional restriction period.

        Awards in any of these forms may be performance-based. Performance share units are always performance-based, but restricted stock and promises to grant restricted stock may be granted with or without performance criteria.

        For performance-based awards granted pursuant to the 1989 Restricted Stock Plan:

  •
  if actual shares are awarded, shares will generally be released following the completion of the "measurement period," and, in some cases, a subsequent holding period, based on the level of attainment of certain performance targets established by the Compensation Committee.

  •
  if performance share units are awarded shares will generally be released following the completion of the "measurement period" and a subsequent holding period, based on the level of attainment of certain performance targets established by the Compensation Committee.

        In all cases, if the performance targets are not attained during the measurement period, no shares will be awarded. The Compensation Committee will set the measurement period and the performance criteria no later than 90 days after the beginning of the measurement period. At this time, the Compensation Committee shall provide a specific definition of the criteria and any adjustments to be applied. The performance criteria may be applied to the Company as a whole or to particular business units, or a combination. For the last few years, the primary performance criteria utilized has been compound annual earnings per share growth. The Compensation Committee may use one or more of the existing or proposed performance measures. The awards may also contain provisions for death, disability, retirement, or transfer to a Related Company.

        Non performance-based awards are made for retention purposes. The Compensation Committee sets the restricted term at the time of grant and, absent a different provision, the 1989 Restricted Stock Plan provides that restrictions lapse and shares are released upon the earlier of:

  •
  a "change in control,"

  •
  death,

  •
  disability, or

  •
  retirement after attaining age 62, but only if the retirement occurs at least five years after the grant.

        The Compensation Committee has complete discretion to establish the performance criteria that will be used and to determine the percentage of shares that will be released upon various levels of attainment of the performance criteria. The Compensation Committee may select the performance criteria from the following:

Existing Performance Criteria		Proposed Additional Performance Criteria
•	increase in shareowner value	•	economic profit
•	earnings per share	•	return on capital
•	net income	•	return on invested capital
•	return on assets	•	earnings before interest, taxes, depreciation and amortization
•	return on shareowners' equity	•	goals relating to acquisitions or divestitures
•	increase in cash flow	•	unit case volume
•	operating profit or operating margins	•	operating income
•	revenue growth of the Company	•	brand contribution
•	operating expenses	•	value share of Non Alcoholic Ready-To-Drink segment
•	quality as determined by the Company's	•	volume share of Non Alcoholic Ready-To-Drink segment
	Quality Index	•	net revenue
		•	gross profit
		•	profit before tax

        Even if the performance criteria are met, the Compensation Committee may decrease, but not increase, the number of shares that will be released. No shares shall be released until the Controller (or, for non-financial measures, the appropriate approver) and the Compensation Committee certify the level of attainment of the applicable performance criteria.

        Limitation of Awards and Maximum Compensation Payable.    As initially adopted, the 1989 Restricted Stock Plan authorized the issuance of up to 5,000,000 shares of Common Stock (or 40,000,000 shares as adjusted for subsequent stock splits). As of December 31, 2005, a total of 29,744,415 shares remain available for issuance under the 1989 Restricted Stock Plan. No more than 20% of shares authorized for issuance may be issued to any one participant. In addition, under the Amendment, a participant may not receive performance-based grants in a single year valued in excess of $20,000,000 determined at the time of the grant. A participant may receive other shares in addition to this maximum under the regular terms of the 1989 Restricted Stock Plan. The maximum amount actually paid will depend upon the number of shares earned and the value of the shares at the time of release. The number of shares issuable under the 1989 Restricted Stock Plan, and the amount issuable to any one participant, are subject to adjustment in the event of stock dividends, stock splits or recapitalization, merger, consolidation, combination of shares or other similar events.

Estimate of Benefits

        The number of shares of restricted stock that will be awarded to the Company's Chief Executive Officer and the other four most highly compensated executive officers of the Company is within the discretion of the Compensation Committee and therefore is not currently determinable. The number of grants to the Company's Chief Executive Officer and the other four most highly compensated executive officers of the Company and to other persons participating in the 1989 Restricted Stock Plan for fiscal year 2005 are as follows:

	PERFORMANCE-BASED AWARDS		NON-PERFORMANCE BASED AWARDS
NAME AND POSITION
	#	($)	#	($)
E. Neville Isdell	139,740	$6,008,820	0	$0
Gary P. Fayard	40,000	1,643,600	0	0
Irial Finan	35,000	1,438,150	0	0
Mary E. Minnick	85,000	3,558,150	0	0
José Octavio Reyes	35,000	1,438,150	0	0
Executive Officers (including the persons named above)	549,240	22,900,675	0	0
Non-Executive Director Group	0	0	0	0
Non-Executive Officer and Employee Group	336,200	13,814,458	19,000	804,600

        In the table above, the performance-based awards include both performance-based restricted stock and performance share units. The number of performance share units represents the target amount. All of the units and shares are valued as of the grant date based on the price of Common Stock on that date. The non-performance based awards include a promise to grant restricted stock and are valued in the same way.

Federal Income Tax Consequences

        Under present United States income tax laws, participants will realize ordinary income in the taxable year that the awarded shares are released from restrictions (and are thus no longer subject to a substantial risk of forfeiture) in an amount equal to the fair market value of the shares at the time of release. A participant may, however, elect within 30 days of the issuance of the shares to realize ordinary income in that taxable year in an amount equal to the fair market value of the shares. The Company will receive a deduction for the amount constituting ordinary income to the participant in the year that the participant realizes such income, provided that the 1989 Restricted Stock Plan satisfies the requirements of Section 162(m) of the Code. Generally, the Company intends to construe and administer the 1989 Restricted Stock Plan in a way that maximizes the deductibility of compensation for the Company. For individuals resident outside the United States, the tax consequences to the individual and to the Company are determined by the applicable tax laws of the foreign jurisdiction.

The Board of Directors recommends a vote
FOR
the proposal to approve an amendment to the 1989 Restricted Stock Award Plan of
The Coca-Cola Company.

PROPOSALS OF SHAREOWNERS

Items 4 through 8

        The following five proposals were submitted by shareowners. If the shareowner proponent, or a representative who is qualified under state law, is present and submits such proposal for a vote, then the proposal will be voted upon at the Annual Meeting of Shareowners. In accordance with Federal securities regulations, we include the shareowner proposals plus any supporting statements exactly as submitted by the proponents. To make sure readers can easily distinguish between material provided by the proponents and material provided by the Company, we have put a box around material provided by the proponents. If proposals are submitted by more than one shareowner, we will only list the primary filer's name, address and number of shares held. We will provide the information regarding co-filers to shareowners promptly if we receive an oral or written request for the information.

Shareowner Proposal Regarding Charitable Contributions (Item 4)

        National Legal and Policy Center, 107 Park Washington Ct., Falls Church, Virginia, 22046, owner of 52 shares of Common Stock, submitted the following proposal:

Whereas:

Coca-Cola's assets belong to its shareholders. The expenditure or distribution of corporate assets, including charitable contributions, should be made so as to advance shareholder interests. Company charitable contributions should have a stated business rationale.

Whereas:

Company executives exercise wide discretion over the use of corporate assets for charitable purposes.

Absent a system of accountability for charitable contributions, Company executives may use Company's assets for objectives that are not shared by and may be inimical to the interests of the Company and its shareholders, potentially harming long-term shareholder value. [See National Legal and Policy Center, http://www.nlpc.org/cip.asp and Free Enterprise Action Fund, http://www.FreeEnterpriseActionFund.com.]

Principles of transparency and accountability should apply to Company charitable contributions. Such disclosure is consistent with public policy in regard to disclosure by publicly-owned companies.

Whereas:

The Coca-Cola Company contributed more than $46.7 million, according to the Company's 2004 Citizenship Report. The Coca-Cola Foundation also made contributions of approximately $20.5 million. The Company donated $75 million to The Coca-Cola Foundation to be used over multiple years.

Whereas:

Shareholders are entitled to know how their company is spending its funds for charitable purposes.

Resolved: That the Company shall provide a report updated semi-annually, omitting proprietary information and at reasonable cost, disclosing the Company's:

        1.    Policies and procedures for charitable contributions (both direct and indirect) made with corporate assets;

        2.    Monetary and non-monetary contributions made to non-profit organizations operating under Section 501(c)(3) and 501(c)(4) of the Internal Revenue Code, and any other public or private charitable organizations;

        3.    Business rationale for each of the charitable contributions;

        4.    Personnel who participated in making the decisions to contribute; and

        5.    To the extent reasonably possible, the actual or estimated benefits to the Company and beneficiaries produced by contributions.

To the extent reasonable and permissible, the report may include the type of information requested above for charities controlled or managed by the Company, including The Coca-Cola Foundation and the other 18 Coca-Cola foundations mentioned in the 2004 Citizenship report.

This report may be posted on the company's website to reduce costs to shareholders.

Supporting Statement:

Current disclosure is insufficient to allow the Company's Board and its shareholders to fully evaluate the charitable use of corporate assets.

There is currently no single source providing shareholders the information sought by this resolution.

Details of contributions only sometimes become known when publicized by recipients. Two Company contributions to the Rainbow/PUSH coalition, ranging in amounts from $100,000 to $150,000, were disclosed in Rainbow/PUSH conference programs.

Company support in the range of $10,000-$49,000 for the Mexican American Legal Defense and Education Fund (MALDEF), an organization that sued the state of Virginia to allow illegal immigrants to attend state universities at the in-state tuition rate and that announced its opposition to the nomination of Judge John Roberts as Chief Justice of the U.S. Supreme Court, was disclosed in MALDEF's 2003-2004 Annual Report.

Statement Against Shareowner Proposal Regarding Charitable Contributions

        The Board understands the need and desire for transparency and accountability on all matters including Company charitable contributions and appreciates the proponents raising this important issue. However, we feel that this proposal is unnecessary because our own well established policies and practices are sufficient and in the best interest of shareowners. Furthermore, the Board believes that producing the report called for in this proposal would create a redundant use of Company resources.

        The Board believes that the charitable contributions of The Coca-Cola Company reflect the Company's responsibility to the communities where we live and work. Our Company has deep roots in local communities around the world. For 120 years we have played a vital role in the communities where we operate, in part through the effective use of charitable contributions. Our system works in close partnership with key local stakeholders to correctly identify community needs and to formulate appropriate, locally relevant responses. These partnerships are an important part of finding solutions to sustainability issues and contribute to the well-being of these communities.

        The Company has well established practices for the review, analysis and recommendation of contributions executed through the Company's Corporate External Affairs function. This function is headed by a senior vice president of the Company. Senior management approves the function's budget and has oversight of its strategic focus.

        The proposal calls for a report including "monetary and non-monetary contributions made to non-profit organizations operating under Section 501(c)(3) and 501(c)(4) of the Internal Revenue

Code and any other public or private charitable organizations." The Coca-Cola Foundation already reports on fundraising, grant distribution and other activities of the Foundation. The Foundation currently releases a report on grants, guidelines and applications that details all grants given for the previous year, the amount, the organization and the specific programs being funded.

The Board of Directors recommends a vote
AGAINST
the proposal regarding charitable contributions.

Shareowner Proposal that the Company Report on Implementation of Beverage Container Recycling Strategy (Item 5)

Walden Asset Management, One Beacon Street, Boston, Massachusetts, 02108, owner of 40,696 shares of Common Stock, submitted the following proposal:

WHEREAS Coca-Cola Company has repeatedly emphasized its commitment to environmental leadership. However, the majority of Coca-Cola beverage containers in the U.S. continues to be landfilled, incinerated or littered, thereby contributing to environmental pollution, and reducing the U.S. supply of recycled plastic.

Coca-Cola Company has made substantial progress toward its goal to incorporate 10% recycled content resin into its plastic beverage containers in North America by year-end 2005. In addition, Coca-Cola Company has joined with its beverage industry peers to form the Beverage Packaging Environmental Council (BPEC) in order to study declining beverage container recovery rates. However, Coca-Cola Company and BPEC have resisted adopting a publicly stated, quantitative goal to increase beverage container recovery rates.

We believe both recycled content and container recovery goals are essential to an effective recycling strategy.

Unfortunately, the U.S. recycling rates for beverage containers have declined significantly in recent years. The Container Recycling Institute (CRI) estimates that the recovery rate for PET plastic beverage containers declined from 37% in 1995 to 20% in 2004, the most recent year for which data is available. CRI also reports, based on data from the Aluminum Association and the U.S. Department of Commerce, that the aluminum can recycling rate fell from 65% in 1992 to 45% in 2004.

Beverage container recycling rates of 70% and higher are being achieved in 11 U.S. states with container deposit legislation (or bottle bills). Significant container recovery rates are possible, as evidenced in these 11 states, and in countries like Norway and Sweden where companies have achieved beverage container recovery rates of more than 80%. On average, the U.S. states with beverage container deposit systems recover three times as many beverage containers as do states without deposits.

Nevertheless, Coca-Cola and other members of the American Beverage Association actively oppose container deposit systems without putting forth a solution capable of achieving comparable recovery rates.

BE IT RESOLVED THAT Shareowners of Coca-Cola Company request that the board of directors review the efficacy of its container recycling program and prepare a report to shareholders, by September 1, 2006, on a recycling strategy that includes a publicly stated, quantitative goal for enhanced rates of beverage container recovery in the U.S. The report, to be prepared at reasonable cost, may omit confidential information.

SUPPORTING STATEMENT

We believe the requested report is in the best interest of Coca-Cola Company and its shareholders. Leadership in this area may protect the Coca-Cola brands and improve the company's reputation. We anticipate the report will detail the means and feasibility of achieving, as soon as practicable, a quantitative, beverage container recovery goal. The report should:

    •    Include a cost-benefit analysis of the different container recovery options available, such as curbside and drop-off recycling, drop-off programs, container deposit systems, and voluntary company and industry programs;

    •    Explain Coca-Cola Company's position on container deposit systems; and

    •    Explain Coca-Cola's efforts to work with peers to establish industry-wide container recycling goals.

Statement Against Shareowner Proposal that the Company Report on
Implementation of Beverage Container Recycling Strategy

        The Coca-Cola Company supports establishing goals and measures to chart improvement in the environmental performance of packaging and has done so where we have direct influence, such as in the areas of package recyclability, facility recycling and recycled content use.

        However, the influence of our business over post-consumer recycling rates is very limited. These rates are highly dependent upon the shared actions of other stakeholders—including competitors. We therefore believe that measuring against these rates, as the proposal suggests, would provide a poor indicator of our individual performance.

        Sustainable packaging is an explicit priority for The Coca-Cola Company and we recognize our shared responsibility for the impacts associated with packaging. In the area of post-consumer recovery, we actively participate with others to help advance environmentally and economically sustainable collection systems locally.

        A sampling of recovery initiatives in 2005 include:

  •
  Industry Leadership: Coca-Cola is Chair of the Beverage Packaging Environment Council (BPEC)—a coalition of leading beverage manufacturers specifically focused on increasing beverage container recycling through collaborative efforts.

  •
  Stakeholder Collaboration: Coca-Cola is a sponsor and Board member of the National Recycling Coalition (NRC), where it is actively involved in strengthening NRC into an effective forum for facilitating stakeholder dialogue and advancing common recycling goals.

  •
  Residential Recovery: Coca-Cola supported an innovative program in Philadelphia using technology in curbside bins to measure and reward consumers for recycling—a program which has increased residential recycling participation to 90%. With 69% of all beverage containers in the U.S. generated at the home, residential collection remains a key area for continuous improvement.

  •
  Commercial Recovery: Coca-Cola continued working with major sporting venues, educational accounts and retail partners to demonstrate sustainable approaches for recycling away from home.

  •
  Consumer Education: Coca-Cola provided recycling promotional resources to local communities through the American Beverage Association's award winning Recycle It Now Program.

        Beverage containers are America's most recycled consumer products packaging and U.S. recycling rates for aluminum, PET and glass containers increased slightly in 2004. Even so, enhanced engagement by all members of the packaging value chain is needed to drive sustained improvements in recovery. We are committed more than ever to providing leadership on this issue as a source of responsibility and competitive business opportunity. To learn more about our commitment to environmental excellence please see our annual environmental report at www.coca-cola.com.

The Board of Directors recommends a vote
AGAINST
the proposal that the Company report on implementation of beverage container recycling strategy.

Shareowner Proposal Regarding Restricted Stock (Item 6)

        Elton W. Shepard, 720 Buff Drive, N.E., Atlanta, Georgia 30342, owner of 26,542 shares of Common Stock, submitted the following proposal:

Since 1999, PepsiCo Has Outperformed Coca-Cola By +81%
	$100 Investment — Stock Price Appreciation Plus Dividends
	12-31-99	12-31-04	Return
Coca-Cola	$100	$78	-22%
PepsiCo	$100	$159	+59%
Coca-Cola peaked at $89 in 1998.
In 2004, The Wall Street Journal Attributed This Quote To Warren Buffett...
"there has been more misdirected compensation in corporate America in the last 5 years than in the previous 100."
During 2004, Coca-Cola Paid CEO Isdell $10,565,000 More Than Berkshire Paid CEO Buffett.
			Free Restricted Stock
CEO	Base	Bonus	Stock Value	Dividends	Total	Weekly Pay
Isdell	$875,000	$2,865,000	$6,855,000	$70,000	$10,665,000	$205,000
Buffett	$100,000	$0	$0	$0	$100,000	$2,000
Restricted Stock...
Is free.
Has no performance requirements.
Includes dividends and voting rights.
Dilutes the ownership interest of common shareowners.
And, guarantees recipients a profit, even if Coca-Cola's stock price decreases.

Coca-Cola's Restricted Stock Plan Permits Our Board To Prematurely Release Unvested Shares Without A Shareowners Vote.
I believe this is undemocratic.

Restrictions On Free Restricted Stock Lapse 1) On A Date At Least Five Years After The Award, And 2) Upon Retirement At Age 62. However, Our Board Has Repeatedly Released Unvested, Free Restricted Shares To Departing Executives Who Did Not Meet These Two Requirements.
Former Executive	Value Of Free Restricted Shares Upon Release
Ivester	$98,000,000
Isdell	$20,340,000	...CEO Isdell left Coca-Cola in 1998, then returned in 2004.
Stahl	$19,100,000
Cooper	$11,578,000
Zyman	$10,000,000
Hunter	$9,736,000
Daft	$8,700,000
Chestnut	$7,486,000
Frenette	$3,600,000
Patrick	$3,300,000
Dunn	$2,500,000
Heyer	$2,000,000
Ware	$1,600,000

Total	$197,940,000
36,000,000 Free Restricted Shares Have Been Granted Since 1983.
These shares have a current market value of $1.5 billion dollars.
Three (3) executives received 44% of these free restricted shares.
Fed Chairman Greenspan has described some corporate compensation as "infectious greed."
I agree.
Coca-Cola Grants Another Form Of Free Restricted Stock Called Performance Share Units. But,. . .
PSU grants vest in 3 years, not at age 62.
And, PSU grants can be prematurely released without a shareowners vote.
Moreover, In A Consent Decree Dated April 18, 2005 The Securities & Exchange Commission Determined. . .

That Coca-Cola implemented a "channel stuffing" practice in Japan during 1997-1999, whereby Bottler concentrate inventories increased +62%, while Bottler sales of finished beverages to retailers increased just +11%.
That 71,000,000 concentrate gallons, worth $1,200,000,000, were "pushed."
And, that earnings per share were increased.
PSU grants are tied to earnings per share.
In A Speech Entitled "What Went Wrong With America", John Bogle, Founder of The Vanguard Group, Said. . .
"as Directors often turned over to managers the virtually unfettered power to place their own interests first, the concept of stewardship became conspicuously absent from corporate America."

In 2005 My Proposal Received 539,000,000 Votes Or 32%.
Thanks.
Resolved That Shareowners Urge Coca-Cola's Board That A Significant Percentage Of Future Awards Of Free Restricted Stock And Performance Share Units...
Are performance based;
Are tied to company specific performance metrics, performance targets and timeframes clearly communicated to shareowners;
And, can not be prematurely released or substantially altered without a shareowners vote.

Statement Against Shareowner Proposal Regarding Restricted Stock

        The Board respectfully submits that the provisions of this proposal are substantially met.

  1.
  In 2001, shareowners approved an amendment to the 1989 Restricted Stock Plan to allow for performance-based awards.

  2.
  Currently, the majority of outstanding awards under the plan are either performance-based restricted stock or performance share units. These awards are tied to specific performance metrics and targets and are clearly communicated to shareowners.

  3.
  In the event performance criteria are not met, shares will be, and have been, forfeited.

  4.
  While the awards can be altered, they can only be done as outlined in the plan that shareowners have previously approved. In fact, shareowners have approved the performance criteria that may be used for performance awards.

        The Board considers this proposal unnecessary because it proposes to further modify what shareowners have already approved. In addition, this proposal was submitted last year and a similar proposal was previously submitted. In neither case did shareowners elect to adopt the change being suggested.

        A Board Committee made up of independent directors makes decisions about executive compensation. That Committee uses an independent advisor who counsels it on decisions related to executive compensation.

        The Committee recognizes that not every shareowner agrees with every decision related to executive pay. The role of the Committee is to set compensation strategy that links to shareowners' interests. For instance, shareowner opinions on executive compensation have ranged from providing only cash-based compensation to providing only restricted stock.

        With that said, the Board understands and agrees that executive compensation is an important and appropriate focus for shareowners. To that end, the Committee operates within agreements, terms and conditions of plans and programs that have been approved by shareowners. The Board believes the current compensation philosophy serves shareowner interests.

The Board of Directors recommends a vote
AGAINST
the proposal regarding restricted stock.

Shareowner Proposal Regarding Environmental Impacts of Operations in India (Item 7)

        William C. Wardlaw, III, c/o Harrington Investments, Inc., P.O. Box 6108, Napa, California 94581, owner of 35,564 shares of Common Stock, submitted the following proposal:

WHEREAS, the 2004 Environmental Report published by The Coca Cola Company states, "Water is essential for life, and water scarcity is fast becoming one of the world's most pressing global challenges. While the amount of water in the world is finite, during the past century, the world's population has tripled and water use has increased six times. A third of the world's population already lives under water-stressed conditions, and it is predicted that this figure will rise to two-thirds by 2025;"

WHEREAS, a Joint Parliamentary Committee appointed by the Indian government found: "that the water level in many parts of the country is getting depleted alarmingly;"

WHEREAS, there have been numerous public protests of The Coca-Cola Company's operations throughout India, involving thousands of Indian citizens and several non-governmental organizations in several states of the country;

WHEREAS, on October 25, 2005, an article in The Hindu entitled "'Coke Plant Will Not Be Allowed to Function"' referred to the town of Plachimada, India, as "where the local people have been waging an agitation for the last three years demanding the closure of the company for allegedly exploiting the groundwater, leading to shortage of water for drinking and irrigation purposes;"

WHEREAS, for nearly two years the Plachimada plant has been the subject of rulings unfavorable to the company's ongoing operations by local government and Indian courts—including a rejection of Coca-Cola's license application by the council of village leaders, an order by the Pollution Control Board to stop operations, and an appeal by the Kerala state government to the Indian Supreme Court challenging Coca-Cola's right to draw groundwater. Other Coca-Cola plants, including Mehdiganj, are facing similar pressure.

WHEREAS, shareholders believe there is a need to study and report on the impact on our company's value from decisions to do business in sensitive areas of water scarcity;

RESOLVED, shareholders request that the independent directors of the Board of The Coca-Cola Company prepare a report, at reasonable cost and omitting proprietary information, on the potential environmental and public health damage of each of its plants, affiliates and proposed ventures extracting water from areas of water scarcity in India. The report should consider the implications of a policy of refraining from extracting ground and surface water in India and should be available to investors by the 2007 annual meeting.

Supporting Statement

We applaud our company for its water conservation efforts and agree with Coca-Cola's statement that, "water resource management is an environmental priority for our Company."

We welcome this interest in water conservation and management, and as shareholders we believe, in addition to recognizing the issue, there is a need to study and disclose the impact on our company's value from decisions to do business in areas where the water supply is at risk. This would allow shareholders to assess the risks created by the company's activity in these areas as well as the company's strategy for managing these risks.

Statement Against Shareowner Proposal Regarding Environmental Impacts of Operations in India

        The Coca-Cola Company recognizes that water is a precious natural resource under growing stress around the world. The Company also understands that water scarcity and poor water quality impact our business, as we have reported to the SEC and investors in our Form 10-K for the past two years.

        In response to these ongoing risks and issues, the Company has taken the following actions:

  •
  Starting in 2004, we conducted a global water risk assessment at the operating division level. This assessment was followed by a 2005 plant-level risk assessment. The results of this work have identified priority action areas and mitigation strategies (including social aspects) in business planning.

  •
  Recognizing that some operations are located in regions that periodically face drought conditions, we recently issued written guidance to our global manufacturing operations on actions to take in such situations.

  •
  In 2004, we revised our Company environmental due diligence standards used when acquiring, divesting, or entering into long-term leasing of land or businesses. These revisions look beyond the typical environmental and safety issues associated with normal manufacturing practices to include water availability, quantity, and quality from a plant operational perspective. These changes also take into account social issues around water that could impact the decision as to where the plant is to be located and/or its size.

  •
  The Company has started a process of proactively engaging local communities, with local governments and partners, in water sensitive areas to address social issues of water access, sanitation and hygiene education.

  •
  The Company has a program of monitoring and minimizing its use of water and incorporating concerted efforts to conserve this precious natural resource especially in areas of the world where quality and scarcity are major geographic and social issues.

  •
  We have recently developed, and are implementing, a watershed management program to address the issue of source water protection in geographies where we operate. Such studies go beyond our facility's needs and help establish a scientific approach to evaluating and communicating the watershed quality and water supply concerns of the surrounding communities as a whole.

  •
  The Company has long had an internal audit program to evaluate the environmental performance of our operations including water issues. This program is in the process of being expanded to our franchise bottling operations to complement their own internal assessment and performance programs.

        As to groundwater issues in southern India specifically, the Kerala High Court ruling released in April 2005 (the result of a year-long independent study) stated that our facility was not the cause of water shortages in that community. The study showed that a cycle of three years of short monsoon seasons in the Kerala area was the main contributor to the local water shortages.

        Through our rainwater harvesting efforts in several communities and plant operations in India, we currently are returning a significant portion of the water we remove from aquifers for production purposes. Additionally, the Company has initiated partnerships to set up local rainwater harvesting projects in communities around the country and to mobilize local residents behind these water conservation efforts. These projects combine modern technology with the reinstatement of traditional methods of water management that had fallen into disrepair in some local communities.

        The Board understands the need and desire for transparency in all matters including environmental safety and health issues related to our operations in India and elsewhere. However, we feel that this proposal is unnecessary at this time because our above-described existing environmental, health and safety policies, practices, and reporting methods provide a wide range of information regarding the impacts of our operations throughout India and the world. Furthermore, the Board believes that producing the report called for in this proposal would create a redundant use of Company human and financial resources.

        Information regarding our environmental and water resources stewardship can be found at www2.coca-cola.com/citizenship/environmental_report2004.pdf and www.cokefacts.org.

The Board of Directors recommends a vote
AGAINST
the proposal regarding environmental impacts of operations in India.

Shareowner Proposal Regarding an Independent Delegation of Inquiry to Colombia (Item 8)

        New York City Employees' Retirement System and the New York City Teachers' Retirement System, 1 Centre Street, New York, NY 10007-2341, owners of 5,340,332 shares of Common Stock, submitted, along with co-filers, the following proposal:

WHEREAS, Coca-Cola's Latin American affiliate, Coca-Cola/FEMSA, operates bottling plants in Colombia, and

WHEREAS, since 1995, union officials and unionized employees of Coca-Cola's Colombian affiliate have been subjected to numerous attacks and physical threats from paramilitary forces, and

WHEREAS, Sindicato Nacional de Trabajadores de Industrias Alimenticias (SINALTRAINAL), a union representing employees at Coca-Cola's Colombian plants, have made allegations of collusion between paramilitary forces and officials of Coca-Cola's Colombian bottling affiliate, and

WHEREAS, these allegations of collusion have led to negative publicity, lawsuits, public protests, and calls for consumer boycotts of Coca-Cola products, and

WHEREAS, the Washington Post (April 22, 2004) reported that Coca-Cola's General Counsel promised in October, 2003, that the he would mount an independent investigation of the charges of collusion against managers and officials of Coca-Cola's bottling affiliate, and

WHEREAS, the Washington Post reported that the Company's then chief executive Douglas N. Daft, after giving early encouragement about mounting an independent investigation, changed his mind and turned down the General Counsel's proposal,

THEREFORE, BE IT RESOLVED, that the shareholders request that the Board of Directors establish a special committee of independent directors, with authority to retain independent experts as needed, to oversee the Company's sponsorship of an independent delegation of inquiry to Colombia to examine the charges of collusion in anti-union violence that have been made against officials of Coca-Cola's bottling plants in that country; and that the delegation includes representatives from U.S. and Colombian human rights organizations and be charged with preparing and presenting to the special committee and the Board a report on its findings, which will be made available to the shareholders by the next annual meeting of the Company.

SUPPORTING STATEMENT

The Boards of Trustees of the New York City Employees' Retirement System, the New York City Teachers' Retirement System, the New York City Board of Education Retirement System, the New York City Fire Department Pension Fund, the New York City Police Pension Fund, and the New Covenant Funds believe that it is time for management to seriously review its policies in this area. Significant commercial advantages can accrue to our company by the rigorous implementation of human rights policies guaranteeing freedom of association based on the Universal Declaration of Human Rights. These include an enhanced corporate reputation, improved employee recruitment and retention, improved community and stakeholder relations, and a reduced risk of adverse publicity, divestment and boycott campaigns, and lawsuits.

We therefore urge you to vote FOR this proposal.

Statement Against Shareowner Proposal Regarding an Independent Delegation of Inquiry to Colombia

        The Board recommends a vote against this proposal because we believe that the Company's progressive initiatives in Colombia offer the best way for our business to address concerns in the proposal and to demonstrate that we and all Coca-Cola bottlers support human and labor rights and oppose all forms of violence.

        Our initiatives in Colombia incorporate input from our stakeholders, including investors, labor unions and non-governmental organizations. The most current initiatives and activities are highlighted below.

  •
  Workplace Assessment—The Coca-Cola Company is facilitating the design and development of a credible, objective and impartial independent third-party assessment in Colombia during the first quarter of 2006. The assessment will involve international labor organizations, non-governmental organizations and our most vocal critics. It will be conducted with the cooperation of our Colombian bottling partners. Last year, the Company commissioned a workplace assessment at Colombian bottlers' facilities by an independent, global leader in workplace assessments and findings showed that the bottler employees work in facilities where their labor and human rights are respected and protected. In no case did it find attempts by management to attack or intimidate workers affiliated with unions.

  •
  Colombian Foundation for Education and Opportunity—We provided $10 million to start this Foundation which addresses the needs of victims of violence. This independent Foundation is run by a group of well-respected Colombians, including Mr. Carlos Rodriguez (President of the Colombian United Confederation of Workers).

  •
  Global Labor Relations—Our Company established a Global Labor Relations function headed by Ed Potter with responsibility for developing and executing a global labor relations strategy. In addition to his role at the Company, Mr. Potter serves as employer spokesman of the Applications of Conventions Committee within the International Labor Organization (ILO) and was part of a high-level tripartite visit to Colombia late last year, and met with the Government, the organizations of workers and employers, and those responsible for the investigation and supervision of labor rights in Colombia.

  •
  Workplace Rights Policy—A dedicated policy on workplace rights will be adopted by the Company.

  •
  Collective Bargaining Agreements—The Coca-Cola bottlers in Colombia have extensive, normal relations with 12 separate unions in that country and currently have collective bargaining agreements in place covering all of the represented employees' wages, benefits and working conditions. Two of those agreements in the North region with SINALTRAINBEC and SINALTRAINAL were just recently renegotiated. In fact, in a country where violence against union members has deterred all but 4 percent of workers from unionizing, 31 percent of the Colombian bottling partners' employees belong to unions.

  •
  Security Measures—The Coca-Cola bottlers, together with the Colombian government and local unions provide a variety of security measures, including secure transportation, loans for secure housing, loans to improve security of union offices, paid cellular phones for emergency use, and shift and job changes.

        It is important for our shareowners to know that despite the volatile environment in Colombia, The Coca-Cola Company and Coca-Cola bottlers have maintained operations and offered stable economic opportunities for the people of Colombia for more than 70 years. Given our true record in Colombia, it is unfortunate that a small number of activists have accused the Company of perpetrating or condoning violence against our employees and bottlers' employees.

        The allegations made against us in Colombia are absolutely false and they are repugnant to all of us at The Coca-Cola Company. In addition to the assessment conducted last year, two different independent inquiries in Colombia—a judicial inquiry by a Colombian Court, and an inquiry by the Colombian Attorney General's office—found no evidence to support allegations that bottler management conspired to intimidate trade unionists. Further, based on internal investigations conducted by our Company and by the Coca-Cola bottlers, we are confident that allegations that the bottlers engaged paramilitaries to intimidate trade unionists are false.

The Board of Directors recommends a vote
AGAINST
the proposal regarding an independent delegation of inquiry to Colombia.

QUESTIONS AND ANSWERS ABOUT
COMMUNICATIONS, SHAREOWNER PROPOSALS AND COMPANY DOCUMENTS

1.     How do I submit a proposal for action at the 2007 Annual Meeting of Shareowners?

        According to our By-Laws, a proposal for action to be presented by any shareowner at the 2007 Annual Meeting of Shareowners shall be out of order and shall not be acted upon unless:

  •
  the proposal is included in the proxy statement relating to the 2007 Annual Meeting of Shareowners. To be included, proposals must be received at the Company's executive offices on or before November 10, 2006; or

  •
  although not included in the proxy materials, the proposal shall have been submitted in writing to the Office of the Secretary on or prior to December 20, 2006, and such proposal is, under law, an appropriate subject for shareowner action.

        Proposals should be sent to the Office of the Secretary by fax to (404) 515-0358 or by mail to the Office of the Secretary, The Coca-Cola Company, P.O. Box 1734, Atlanta, Georgia 30301 or by e-mail to shareowneraffairs@na.ko.com.

2.     How can I communicate with the Company's outside Directors?

        Mail can be addressed to Directors in care of the Office of the Secretary, The Coca-Cola Company, P.O. Box 1734, Atlanta, Georgia 30301. At the direction of the Board, all mail received may be opened and screened for security purposes. The mail will then be logged in. All mail, other than trivial, obscene, unduly hostile, threatening, illegal or similarly unsuitable items will be forwarded. Trivial items will be delivered to the Directors at the next scheduled Board meeting. Mail addressed to a particular Director will be forwarded or delivered to that Director. Mail addressed to "Outside Directors" or "Non-Management Directors" will be forwarded or delivered to the Chairman of the Committee on Directors and Corporate Governance. Mail addressed to the "Board of Directors" will be forwarded or delivered to the Chairman of the Board.

3.     What is householding?

        As permitted by the 1934 Act, only one copy of this proxy statement is being delivered to shareowners residing at the same address, unless the shareowners have notified the Company of their desire to receive multiple copies of the proxy statement. This is known as householding.

        The Company will promptly deliver, upon oral or written request, a separate copy of the proxy statement to any shareowner residing at an address to which only one copy was mailed. Requests for additional copies for the current year or future years should be directed to Shareowner Affairs.

        Shareowners of record residing at the same address and currently receiving multiple copies of the proxy statement may contact Shareowner Affairs to request that only a single copy of the proxy statement be mailed in the future.

        Contact Shareowner Affairs by phone at (404) 676-2777 or by fax at (404) 515-0358 or by mail to Shareowner Affairs, The Coca-Cola Company, P.O. Box 1734, Atlanta, Georgia 30301 or by e-mail to shareowneraffairs@na.ko.com.

4.     Where can I see the Company's corporate documents and SEC filings?

        The Company's website contains the Company's Certificate of Incorporation, By-Laws, Corporate Governance Guidelines, the Committee Charters, the Code of Business Conduct and the Company's SEC filings. To view the Certificate of Incorporation, By-Laws, Corporate Governance Guidelines,

Committee Charters or Code of Business Conduct, go to www.coca-cola.com, click on "The Coca-Cola Company," then click on "Investors" and then click on "Corporate Governance." To view the Company's SEC filings and Forms 3, 4 and 5 filed by the Company's Directors and Executive Officers, go to www.coca-cola.com, click on "The Coca-Cola Company," then click on "Investors" and then click on "SEC Filings."

5.     How can I obtain copies of the Corporate Governance Guidelines, Committee Charters or the Code of Business Conduct?

        The Company will promptly deliver free of charge, upon request, a copy of the Corporate Governance Guidelines, the Committee Charters or the Code of Business Conduct to any shareowner requesting a copy. Requests should be directed to Shareowner Affairs as described in question 3.

6.     How can I obtain copies of the Company's Annual Report on Form 10-K?

        The Company will promptly deliver free of charge, upon request, a copy of the Company's Annual Report on Form 10-K to any shareowner requesting a copy. Requests should be directed to the Company's Consumer and Industry Affairs Department, The Coca-Cola Company, P.O. Box 1734, Atlanta, Georgia 30301.

7.     How can I obtain a copy of the 1989 Restricted Stock Plan, as proposed to be amended?

        The Company will promptly deliver, upon oral or written request, a copy of the 1989 Restricted Stock Plan, as proposed to be amended, to any shareowner requesting a copy. Requests should be directed to Shareowner Affairs as described in question 3. The 1989 Restricted Stock Plan is also available on the Company's website as described on page 51.

OTHER INFORMATION

        The Company has made previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporate future filings, including this proxy statement, in whole or in part. However, the Report of the Compensation Committee, the Report of the Audit Committee and the Performance Graph shall not be incorporated by reference into any such filings.

        Management does not know of any items, other than those referred to in the accompanying Notice of Annual Meeting of Shareowners, which may properly come before the meeting or other matters incident to the conduct of the meeting.

        As to any other item or proposal that may properly come before the meeting, including voting on a proposal omitted from this proxy statement pursuant to the rules of the SEC, it is intended that proxies will be voted in accordance with the discretion of the proxy holders.

        The form of proxy and this proxy statement have been approved by the Board of Directors and are being mailed and delivered to shareowners by its authority.

CAROL CROFOOT HAYES Associate General Counsel and Secretary

Atlanta, Georgia
March 10, 2006

        The 2005 Annual Report on Form 10-K includes our financial statements for the fiscal year ended December 31, 2005. We have mailed the 2005 Annual Report on Form 10-K to all shareowners. The 2005 Annual Report on Form 10-K does not form any part of the material for the solicitation of proxies.

Annex I

AUDIT COMMITTEE CHARTER

Purpose

        The Committee will represent and assist the Board in fulfilling its oversight responsibility to the shareowners and others relating to the integrity of the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, the Company's compliance with legal and regulatory requirements, and its ethics programs as established by management and the Board, including the Company's Code of Business Conduct. The Committee shall also oversee the independent auditors' qualifications and independence. The Committee will evaluate the performance of the Company's internal audit function (responsibilities, budget and staffing) and the Company's independent auditors, including a review and evaluation of the engagement partner and coordinating partner. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, the internal auditors and management of the Company. The Committee is also responsible for producing an annual report for inclusion in the Company's proxy statement.

Committee Membership

        The Committee shall be appointed by the Board and shall comprise at least three directors. Each Committee member shall meet the requirements of the New York Stock Exchange listing standards, and federal laws and regulations, with respect to audit committees, as they may become applicable from time to time, as well as the requirements of the Company's Corporate Governance Guidelines. No member may serve on the audit committees of more than three public companies. Committee members may have no direct or indirect financial relationship whatsoever with the Company other than the receipt of director's fees. All Committee members will be financially literate, and at least one member of the Committee will meet the definition of "audit committee financial expert" set forth in the rules and regulations of the Securities and Exchange Commission. The Board will designate a Chairman for the Committee. The Committee may form and delegate authority to subcommittees when appropriate.

Committee Authority and Responsibilities

        The primary responsibility of the Committee is to oversee the Company's financial controls and reporting processes on behalf of the Board and report the results of its activities to the Board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

        The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. The Committee may perform such other duties and responsibilities as are consistent with its purpose and as the Board or the Committee deems appropriate.

        1.    Independent Auditors.    The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Committee and the Board, as representatives of the Company's shareowners. The Committee shall have the sole authority and responsibility to hire, evaluate and, where appropriate, replace the independent auditors and, in its capacity as a committee of the Board, shall be directly responsible for the appointment, compensation and general oversight of the work of the independent auditors. The Committee shall discuss the auditors' qualifications and independence from management and the Company, including whether the auditors' performance of permissible non-audit services is compatible with their independence. This process will include, at least annually, the Committee's review of the independent auditors' internal control procedures, any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues; and (to assess the auditors' independence) all relationships between the independent auditors and the Company. Annually, the Committee will review the qualifications and performance of the Company's current independent auditors, and select the Company's independent auditors for the next year, subject to shareowner ratification.

        2.    Audit Services.    The Committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including their respective responsibilities and the adequacy of staffing and compensation. The Committee shall approve in advance all audit engagement fees and the terms of all audit services to be provided by the independent auditors.

        3.    Permissible Non-audit Services; Pre-Approval Policy.    The Committee shall approve in advance all permissible non-audit services to be provided by the independent auditors. The Committee shall establish policies and procedures for the engagement of the independent auditors to provide permissible audit and non-audit services. No non-audit services shall be provided by the independent auditors, except as approved in advance by the Committee.

        4.    Review of Interim Financial Statements and Earnings Releases.    The Committee shall meet and review the interim financial statements, and the Company's disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations, with management and the independent auditors prior to the filing of each of the Company's Quarterly Reports on Form 10-Q. The Committee will discuss the Company's policies and procedures with respect to earnings releases and review financial information included in releases and earnings guidance provided to analysts and rating agencies. The Committee will discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

        5.    Review of Annual Audited Financial Statements.    The Committee shall meet and review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareowners if distributed prior to the filing of the Form 10-K), including (a) their judgment about the quality, not just acceptability, of the Company's accounting principles, including significant financial reporting issues and judgments made in connection with the preparation of the financial statements; (b) the clarity of the disclosures in the financial statements; and (c) the Company's disclosures under Management's Discussion and Analysis of Financial Condition and Results of Operations, including critical accounting policies.

        The Committee will also review with management and the independent auditors (a) major issues regarding accounting principles and financial statement presentations, including significant changes in the selection or application of accounting principles; (b) major issues regarding the adequacy of internal controls and steps taken in light of material deficiencies; and, (c) the effects of regulatory and accounting initiatives on the financial statements.

        The Committee will discuss: (a) the results of the annual audit; (b) any difficulties the independent auditors encountered in the course of their audit work, including any restrictions on the scope of the auditors' activities or on access to requested information, and any significant disagreements with management; and (c) management's response to any difficulties encountered in the course of the auditors' audit work. The Committee will also discuss any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards, and the annual report on internal controls by the Chief Executive Officer and Chief Financial Officer, as reviewed by the independent auditors.

        Based on these reviews, the Committee will make a recommendation to the Board as to whether the audited financial statements should be included in the Company's Annual Report on Form 10-K.

        6.    Risk Assessment and Risk Management.    The Committee will review and discuss with management, the internal auditors, and the independent auditors the Company's policies and procedures with respect to risk assessment and risk management.

        7.    Internal Controls, Disclosure Controls and Procedures.    The Committee will discuss with management, the internal auditors, and the independent auditors the Company's internal controls (with particular emphasis on the scope and performance of the internal audit function), and review and discuss with the internal auditors the results of the internal audit program. The Committee will review and discuss the Company's disclosure controls and procedures, and the quarterly assessments of such controls and procedures by the Chief Executive Officer and Chief Financial Officer.

        8.    Complaint Procedures.    The Committee shall establish and oversee procedures for handling complaints regarding accounting, internal accounting controls, and auditing matters, including procedures for confidential, anonymous submission of concerns by employees regarding accounting and auditing matters.

        9.    Compliance Programs.    The Committee shall periodically review and discuss with management, the internal auditors, and the independent auditors the overall adequacy and effectiveness of the Company's legal, regulatory and ethical compliance programs, including the Company's Code of Business Conduct.

        10.    Report for Inclusion in Proxy Statement.    The Committee shall prepare the report that SEC rules require to be included in the Company's annual proxy statement.

        11.    Hiring of Auditor Personnel.    The Committee shall set hiring policies with regard to employees and former employees of the independent auditors.

        12.    Charter.    The Committee shall annually review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

        13.    Annual Performance Evaluation.    The Committee shall annually review its own performance.

        14.    Investigative Authority.    In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company.

Outside Advisors

        The Committee shall have the authority to retain such outside counsel, accountants, experts and other advisors as it deems appropriate to assist the Committee in the performance of its functions. The Committee shall be provided with appropriate funding, as determined by the Committee, for payment of compensation to such outside counsel, accountants, experts and other advisors.

Meetings

        The Committee will meet as often as may be deemed necessary or appropriate in its judgment, at least quarterly each year, and at such times and places as the Committee shall determine. The majority of the members of the Committee shall constitute a quorum. The Committee will meet separately, at least quarterly, with the internal auditors, the independent auditors, the general counsel and other senior management to discuss any matters that they wish to bring to the Committee's attention or that the Committee wishes to bring to their attention.

        The Committee shall report to the Board with respect to its meetings, including any significant issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditors, or the performance of the internal audit function.

Printed on Recycled Paper

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Annual Meeting of Shareowners of The Coca-Cola Company
Wednesday, April 19, 2006, 10:30 a.m., local time Hotel du Pont 11th and Market Streets Wilmington, Delaware 19801
Bring this ticket with you if attending the meeting

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

Annual Meeting Proxy Card	123456 C0123456789 12345
☒ Please mark your votes as in this example.	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS)

Proposals

The Board of Directors recommends a vote FOR the Election of Directors.

1. Election of Directors

☐	To Vote FOR All Nominees	☐	To WITHHOLD Vote From All Nominees	01 - ☐	02 - ☐	03 - ☐	04 - ☐	05 - ☐
☐	For All Except —	To withhold a vote for a specific nominee, mark this box with an X and the appropriately numbered box on the right. See the list of nominees on reverse side for each nominee's corresponding number.		06 - ☐ 11 - ☐	07 - ☐	08 - ☐	09 - ☐	10 - ☐
The Board of Directors recommends a vote FOR Proposals 2 and 3.					The Board of Directors recommends a vote AGAINST Proposals 4, 5, 6, 7 and 8.
		For	Against	Abstain			For	Against	Abstain
2.	Ratification of the appointment of Ernst & Young LLP as Independent Auditors	☐	☐	☐	4.	Shareowner Proposal regarding Charitable Contributions	☐	☐	☐
3.	Approval of an amendment to the 1989 Restricted Stock Award Plan of The Coca-Cola Company	☐	☐	☐	5.	Shareowner Proposal that Company Report on Implementation of Beverage Container Recycling Strategy	☐	☐	☐
					6.	Shareowner Proposal regarding Restricted Stock	☐	☐	☐
					7.	Shareowner Proposal regarding Environmental Impacts of Operations in India	☐	☐	☐
					8.	Shareowner Proposal regarding an Independent Delegation of Inquiry to Colombia	☐	☐	☐

Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.

NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Please keep signatures within the boxes.	Date (mm/dd/yyyy)

/ /

Notice of Annual Meeting of Shareowners

        The Annual Meeting of Shareowners of The Coca-Cola Company (the "Company") will be held at the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware 19801, on Wednesday, April 19, 2006, at 10:30 a.m., local time. The purposes of the meeting are:

  1.
  To elect eleven Directors to serve until the 2007 Annual Meeting of Shareowners,

  2.
  To ratify the appointment of Ernst & Young LLP as independent auditors of the Company to serve for the 2006 fiscal year,

  3.
  To approve an amendment to the 1989 Restricted Stock Award Plan of The Coca-Cola Company,

  4.
  To vote on five proposals submitted by shareowners if properly presented at the meeting, and

  5.
  To transact such other business as may properly come before the meeting and at any adjournments or postponements of the meeting.

        The Board of Directors set February 21, 2006, as the record date for the meeting. This means that owners of record of shares of Common Stock of the Company at the close of business on that date are entitled to:

  •
  receive this notice of the meeting, and

  •
  vote at the meeting and any adjournments or postponements of the meeting.

        We will make available a list of shareowners as of the close of business on February 21, 2006, for inspection by shareowners during normal business hours from April 8 through April 18, 2006, at the Company's principal place of business, One Coca-Cola Plaza, Atlanta, Georgia 30313. This list also will be available to shareowners at the meeting.

                          By Order of the Board of Directors
                          Carol Crofoot Hayes
                          Associate General Counsel
                          and Secretary

This Proxy is Solicited on Behalf of the Board of Directors of The Coca-Cola Company

The undersigned, having received the Notice of Annual Meeting and Proxy Statement, hereby (i) appoints Gary P. Fayard, Geoffrey J. Kelly and Cynthia P. McCague, and each of them, proxies with full power of substitution, for and in the name of the undersigned, to vote all shares of Common Stock of The Coca-Cola Company owned of record by the undersigned, and (ii) directs (a) Merrill Lynch Trust Company, FSB, Trustee under The Coca-Cola Company Thrift & Investment Plan, and/or (b) Banco Santander De Puerto Rico, Inc., Trustee under the Caribbean Refrescos, Inc. Thrift Plan, and/or (c) JPMorgan Chase Bank, N.A., Trustee under the Coca-Cola Enterprises Inc. Matched Employee Savings and Investment Plan, Coca-Cola Enterprises Inc. Bargaining 401(k) Plan, The Lansing Matched Employee Savings and Investment Plan, The Coca-Cola Bottling Company of New York, Inc. Savings Plan for Southern New England, and Central States Coca-Cola Bottling Company 401(k) Plan for St. Louis Bargaining Employees, to vote in person or by proxy all shares of Common Stock of The Coca-Cola Company allocated to any accounts of the undersigned under such Plans, and which the undersigned is entitled to vote, in each case, on all matters which may come before the 2006 Annual Meeting of Shareowners to be held at the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware 19801, on April 19, 2006, at 10:30 a.m. local time, and any adjournments or postponements thereof, unless otherwise specified herein. The proxies, in their discretion, are further authorized to vote (x) for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter which the Board of Directors did not know would be presented at the 2006 Annual Meeting of Shareowners by a reasonable time before the proxy solicitation was made, and (z) on other matters which may properly come before the 2006 Annual Meeting of Shareowners and any adjournments or postponements thereof.

Election of Directors:

01. Herbert A. Allen	02. Ronald W. Allen	03. Cathleen P. Black	04. Barry Diller	05. E. Neville Isdell
06. Donald R. Keough	07. Donald F. McHenry	08. Sam Nunn	09. James D. Robinson III	10. Peter V. Ueberroth
11. James B. Williams

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The proxies cannot vote your shares unless you sign and return this card.

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

Sign up to receive next year's annual report and proxy materials via the Internet. Next year when the materials are available, we will send you an e-mail with instructions which will enable you to review these materials on-line. To sign up for this optional service, visit www.eTreeUSA.com/coca-cola.

To vote using the Telephone (within U.S. and Canada)		To vote using the Internet
•	Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	•	Go to the following web site: www.investorvote.com/coca-cola
•	Follow the simple instructions provided by the recorded message.	•	Enter the information requested on your computer screen and follow the simple instructions.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on April 19, 2006

THANK YOU FOR VOTING

Appendix

THE COCA-COLA COMPANY

1989 RESTRICTED STOCK AWARD PLAN
(As Proposed to be Amended Through April 19, 2006)

Section 1. Purpose

        The purpose of the 1989 Restricted Stock Award Plan of The Coca-Cola Company (the "Plan") is to advance the interest of The Coca-Cola Company (the "Company") and its Related Companies (as defined in Section 4 hereof), by encouraging and enabling the acquisition of a financial interest in the Company by officers and other key employees through grants of restricted shares of Company Common Stock (the "Awards", or singly, an "Award"). The Plan is intended to aid the Company and its Related Companies in retaining officers and key employees, to stimulate the efforts of such employees and to strengthen their desire to remain in the employ of the Company and its Related Companies. In addition, the Plan may also aid in attracting officers and key employees who will become eligible to participate in the Plan after a reasonable period of employment by the Company or its Related Companies.

Section 2. Administration

        The Plan shall be administered by a committee (the "Committee") appointed by the Board of Directors of the Company (the "Board") or in accordance with Section 7, Article III of the By-Laws of the Company (as amended through October 20, 2005) from among its members and shall be comprised of not less than three (3) members of the Board. The Committee shall determine the officers and key employees of the Company and its Related Companies (including officers, whether or not they are directors) to whom, and the time or times at which, Awards will be granted, the number of shares to be awarded, the time or times within which the Awards may be subject to forfeiture, and all other conditions of the Award. The provisions of the Awards need not be the same with respect to each recipient.

        The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary or advisable for the proper administration of the Plan and to take such other action in connection with or in relation to the Plan as it deems necessary or advisable. Each action made or taken pursuant to the Plan, including interpretation of the Plan and the Awards granted hereunder by the Committee, shall be final and conclusive for all purposes and upon all persons, including, without limitation, the Company and its Related Companies, the Committee, the Board, the Officers and the affected employees of the Company and/or its Related Companies and their respective successors in interest.

Section 3. Stock

        The stock to be issued under the Plan pursuant to Awards shall be shares of Common Stock, $.25 par value, of the Company (the "Stock"). The Stock shall be made available from treasury or authorized and unissued shares of Common Stock of the Company. The total number of shares of Stock that may be issued pursuant to Awards under the Plan, including those already issued, may not exceed 40,000,000 shares (subject to adjustment in accordance with Section 8). Shares of Stock previously granted pursuant to Awards, but which are forfeited pursuant to Section 5, below, shall be available for future Awards.

Section 4. Eligibility

        Awards may be granted to officers and key employees of the Company and its Related Companies who have been employed by the Company or a Related Company (but only if the Related Company is one in which the Company owns on the grant date, directly or indirectly, either (i) 50% or more of the voting stock or capital where such entity is not publicly held, or (ii) an interest which causes the Related Company's financial results to be consolidated with the Company's financial results for financial reporting purposes) for a reasonable period of time determined by the Committee. The term "Related Company" shall mean any corporation or other business organization in which the Company owns, directly or indirectly, 20 percent or more of the voting stock or capital at the applicable time. No employee shall acquire pursuant to Awards granted under the Plan more than twenty (20) percent of the aggregate number of shares of Stock issuable pursuant to Awards under the Plan.

Section 5. Awards

        Except as otherwise specifically provided in the grant of an Award, Awards shall be granted solely for services rendered to the Company or any Related Company by the employee prior to the date of the grant and shall be subject to the following terms and conditions:

          (a)   The Stock subject to an Award shall be forfeited to the Company if the employment of the employee by the Company or Related Company terminates for any reason (including, but not limited to, termination by the Company, with or without cause) other than death, "Retirement", as hereinafter defined, provided that such Retirement occurs at least five (5) years from the date of grant of an Award and also provided that the employee has attained the age of 62, or disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended), prior to a "Change in Control" of the Company as hereinafter defined. "Disability", as used herein shall mean a condition for which a Participant becomes eligible for and receives a disability benefit under the long term disability insurance policy issued to the Company providing Basic Long Term Disability Insurance benefits pursuant to The Coca-Cola Company Health and Welfare Benefits Plan, or under any other long term disability plan which hereafter may be maintained by the Company, or for individuals outside the United States, an applicable governmental entity. "Retirement", as used herein shall mean an employee's voluntarily leaving the employ of the Company or a Related Company on a date which is on or after the earliest date on which such employee would be eligible for an immediately payable benefit pursuant to (i) for those employees eligible for participation in the Company's Supplemental Retirement Plan, the terms of that Plan and (ii) for all other employees, the terms of the Employees Retirement Plan (the "ERP") assuming such employees were eligible to participate in the ERP. "Cause", as used herein and in conjunction with an Award shall mean termination of employment by the Company or a Related Company which is based on a violation of the Company's Code of Business Conduct or any other policy of the Company or its Related Company, or for gross misconduct.

          (b)   If at any time the recipient retires on a date which is at least five (5) years from the date of grant of an Award and on or after the date on which the employee has attained the age of 62, dies or becomes disabled, or in the event of a "Change in Control" of the Company, as hereinafter defined, prior to such Retirement, death or disability, such recipient shall be entitled to retain the number of shares subject to the Award. A "Change in Control" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on November 15, 1988, provided that such a change in control shall be deemed to have occurred at such time as (i) any "person" (as that term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), is or becomes the beneficial owner (as defined in Rule    13d-3 under the Exchange Act) directly or indirectly, of securities representing 20% or more of the combined voting power for election of directors of the then outstanding securities of the

  Company or any successor of the Company; (ii) during any period of two consecutive years or less, individuals who at the beginning of such period constituted the Board of Directors of the Company cease, for any reason, to constitute at least a majority of the Board of Directors, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (iii) the shareholders of the Company approve any merger or consolidation as a result of which the Common Stock shall be changed, converted or exchanged (other than a merger with a wholly-owned subsidiary of the Company) or any liquidation of the Company or any sale or other disposition of 50% or more of the assets or earning power of the Company; or (iv) the shareholders of the Company approve any merger or consolidation to which the Company is a party as a result of which the persons who were shareholders of the Company immediately prior to the effective date of the merger or consolidation shall have beneficial ownership of less than 50% of the combined voting power for election of directors of the surviving corporation following the effective date of such merger or consolidation; provided, however, that no Change in Control shall be deemed to have occurred if, prior to such time as a Change in Control would otherwise be deemed to have occurred, the Board of Directors determines otherwise.

          (c)   Awards may contain such other provisions, not inconsistent with the provisions of the Plan, as the Committee shall determine appropriate from time to time.

          (d)   Performance-Based Awards.

            1.     The Committee, which shall be comprised of two or more outside directors meeting the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") may select from time to time, in its discretion, executive officers, senior vice-presidents and other key executives of the Company and its Related Companies, to receive awards of restricted stock or performance share units under the Plan, in such amounts as the Committee may, in its discretion, determine (subject to any limitations provided in the Plan), the release of which will be conditioned upon the attainment of certain performance targets ("Performance-Based Awards"). With respect to individuals residing in countries other than in the United States, the Committee may authorize alternatives that deliver substantially the same value, including, but not limited to, promises of future restricted stock awards provided that the grant and subsequent release is contingent upon attainment of certain performance targets under this section.

            2.     The Committee shall determine the performance targets and the Measurement Period (as defined below) that will be applied with respect to such grant. Grants of Performance-Based Awards may be made, and the performance targets applicable to such Performance-Based Awards may be defined and determined, by the Committee no later than ninety days after the commencement of the Measurement Period. The performance criteria applicable to Performance-Based Awards will be one or more of the following criteria:

      •
      increase in shareowner value;

      •
      earnings per share;

      •
      net income;

      •
      return on assets;

      •
      return on shareowners' equity;

      •
      increase in cash flow;

      •
      operating profit or operating margins;

      •
      revenue growth of the Company;

      •
      operating expenses;

      •
      quality as determined by the Company's Quality Index;

      •
      economic profit;

      •
      return on capital;

      •
      return on invested capital;

      •
      earnings before interest, taxes, depreciation and amortization;

      •
      goals relating to acquisitions or divestitures;

      •
      unit case volume;

      •
      operating income;

      •
      brand contribution;

      •
      value share of Non Alcoholic Ready-To-Drink segment;

      •
      volume share of Non Alcoholic Ready-To-Drink segment;

      •
      net revenue;

      •
      gross profit; and

      •
      profit before tax.

    At the time the Committee sets the performance criteria, the Committee shall define the criteria and any adjustments to be applied. The performance criteria may be applied to the Company as a whole or to a particular business unit, or a combination thereof, as determined at the time of grant applicable to the particular recipient.

    The Measurement Period will be a period of at least one year, determined by the Committee in its discretion, commencing on January 1 of the first year of the Measurement Period and ending on December 31 of the last year of the Measurement Period. The Measurement Period may be subject to adjustment as the Committee may provide in the terms of each award. For newly hired or eligible individuals, the Measurement Period may consist of a partial year or years. The Committee may specify an additional required holding period after the Measurement Period.

            3.     Except as otherwise provided in the terms of the award, shares awarded in the form of Performance-Based Awards shall be eligible for release (the "Release Date") on March 1 following the completion of the Measurement Period.

            4.     Shares awarded in the form of Performance-Based Awards will be released only if the Controller of the Company (or, for non-financial measures, the appropriate approver) and the Committee certify that the performance targets have been achieved during the Measurement Period.

            5.     In addition to the other limitations in the Plan, a recipient may not receive Performance-Based Awards in a single year valued in excess of $20 million at the time of the Award.

            6.     Performance-Based Awards granted pursuant to this Section 5(d) are intended to qualify as performance-based compensation under Section 162(m) of the Code and shall be administered and construed accordingly.

          (e)   The receipt of stock subject to an Award shall be eligible for deferral in accordance with the terms and subject to the conditions of The Coca-Cola Company Deferred Compensation Plan.

          (f)    No Award shall be released unless the employee properly, timely and unconditionally executes (by any means approved by the plan administrator or the Director, Executive Compensation) an agreement provided in connection with the Award.

Section 6. Nontransferability of Awards

        Shares of Stock subject to Awards shall not be transferable and shall not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of at any time prior to the first to occur of Retirement on a date which is at least five (5) years from the date of grant of an Award and on or after the date on which the employee has attained the age of 62, death or disability of the recipient of an Award or a Change in Control.

Section 7. Rights as a Stockholder

        An employee who receives an Award shall have rights as a stockholder with respect to Stock covered by such Award to receive dividends in cash or other property or other distributions or rights in respect to such Stock and to vote such Stock as the record owner thereof.

Section 8. Adjustment in the Number of Shares Awarded

        In the event there is any change in the Stock through the declaration of stock dividends, through stock splits or through recapitalization or merger or consolidation or combination of shares or otherwise, the Committee or the Board shall make such adjustment, if any, as it may deem appropriate in the number of shares of Stock thereafter available for Awards.

Section 9. Taxes

          (a)   If any employee properly elects, within thirty (30) days of the date on which an Award is granted, to include in gross income for federal income tax purposes an amount equal to the fair market value (on the date of grant of the Award) of the Stock subject to the Award, such employee shall make arrangements satisfactory to the Committee to pay to the Company in the year of such Award, any federal, state or local taxes required to be withheld with respect to such shares. If such employee shall fail to make such tax payments as are required, the Company and its Related Companies shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the employee any federal, state or local taxes of any kind required by law to be withheld with respect to the Stock subject to such Award.

          (b)   Each employee who does not make the election described in paragraph (a) of this Section shall, no later than the date as of which the restrictions referred to in Section 5 and such other restrictions as may have been imposed as a condition of the Award, shall lapse, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld with respect to the Stock subject to such Award, and the Company and its Related Companies shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the employee any federal, state, or local taxes of any kind required by law to be withheld with respect to the Stock subject to such Award.

          (c)   The Committee may specify when it grants an Award that the Award is subject to mandatory share withholding for satisfaction of tax withholding obligations by employees. For all other Awards, whether granted before or after this paragraph 9(c) was added to this Plan, tax withholding obligations of an employee may be satisfied by share withholding, if permitted by applicable law, at the written election of the employee prior to the date the restrictions on the Award lapse. The shares withheld will be valued at the average of the high and low market prices at which a share of Stock was sold on the date the restrictions lapse (or, if such date is not a trading day, then the next trading day thereafter), as reported on the New York Stock Exchange—Composite Transactions listing.

Section 10. Restrictive Legend and Stock Power

        Each certificate evidencing Stock subject to Awards shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such award. Any attempt to dispose of Stock in contravention of such terms, conditions, and restrictions shall be ineffective. The Committee may adopt rules which provide that the certificates evidencing such shares may be held in custody by a bank or other institution, or that the Company may itself hold such shares in custody until the restrictions thereon shall have lapsed and may require, as a condition of any Award, that the recipient shall have delivered a stock power endorsed in blank relating to the Stock covered by such Award.

Section 11. Amendments, Modifications and Termination of Plan

        The Board or the Committee may terminate the Plan, in whole or in part, may suspend the Plan, in whole or in part from time to time, and may amend the Plan from time to time, including the adoption of amendments deemed necessary or desirable to qualify the Awards under the laws of various states (including tax laws) and under rules and regulations promulgated by the Securities and Exchange Commission with respect to employees who are subject to the provisions of Section 16 of the Exchange Act, or to correct any defect or supply an omission or reconcile any inconsistency in the Plan or in any Award granted thereunder, without the approval of the stockholders of the Company; provided, however, that no action shall be taken without the approval of the stockholders of the Company which may increase the number of shares of Stock available for Awards or withdraw administration from the Committee, or permit any person while a member of the Committee to be eligible to receive an Award. Without limiting the foregoing, the Board of Directors or the Committee may make amendments applicable or inapplicable only to participants who are subject to Section 16 of the Exchange Act. No amendment or termination or modification of the Plan shall in any manner affect Awards therefore granted without the consent of the employee unless the Committee has made a determination that an amendment or modification is in the best interest of all persons to whom Awards have theretofore been granted. The Board or the Committee may modify or remove restrictions contained in Sections 5 and 6 on an Award or the Awards as a whole which have been previously granted upon a determination that such action is in the best interest of the Company. The Plan shall terminate when (a) all Awards authorized under the Plan have been granted and (b) all shares of Stock subject to Awards under the Plan have been issued and are no longer subject to forfeiture under the terms hereof unless earlier terminated by the Board or the Committee.

Section 12. Governing Law

        The Plan and all determinations made and actions taken pursuant thereto shall be governed by the laws of the State of Georgia and construed in accordance therewith.

THE COCA-COLA COMPANY 1989 RESTRICTED STOCK AWARD PLAN

ADDENDUM

For Individuals Resident in France

Awards granted under The Coca-Cola Company 1989 Restricted Stock Award Plan (the "Plan") to employees (the "Employees") of Related Companies of The Coca-Cola Company in France may be granted under the terms of this Addendum to the Plan, provided that such Awards shall not have terms that would not otherwise be allowed under the general terms of the Plan.

  1.
  This addendum shall be applicable to Employees who are employed by a Related Company of The Coca-Cola Company (as an employee or a director) and who is resident in France at the time of the grant.

  2.
  Awards granted under this Addendum shall include a minimum two-year vesting period and the Employee must hold such awards for a minimum two-year holding period in order to qualify for the special tax considerations.

  3.
  Grants under this Addendum must also comply with any other requirements set forth by the French tax administration in effect at the time of such grant.

QuickLinks

NOTICE OF ANNUAL MEETING OF SHAREOWNERS
TABLE OF CONTENTS
QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING
ELECTION OF DIRECTORS (Item 1)
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION
Summary of Plans
Performance Graph
Comparison of Five-Year Cumulative Total Return Among The Coca-Cola Company, the Food, Beverage and Tobacco Groups and the S&P 500 Index
Equity Compensation Plan Information
CERTAIN INVESTEE COMPANIES
REPORT OF THE AUDIT COMMITTEE
RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS (Item 2)
APPROVAL OF AN AMENDMENT TO THE 1989 RESTRICTED STOCK AWARD PLAN OF THE COCA-COLA COMPANY (Item 3)
PROPOSALS OF SHAREOWNERS Items 4 through 8
QUESTIONS AND ANSWERS ABOUT COMMUNICATIONS, SHAREOWNER PROPOSALS AND COMPANY DOCUMENTS
OTHER INFORMATION
AUDIT COMMITTEE CHARTER
THE COCA-COLA COMPANY 1989 RESTRICTED STOCK AWARD PLAN (As Proposed to be Amended Through April 19, 2006)
THE COCA-COLA COMPANY 1989 RESTRICTED STOCK AWARD PLAN ADDENDUM